As filed with the Securities and Exchange Commission on February 13, 2013

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	13-3950486
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3000 Bayport Drive, Suite 1100

Tampa, FL 33607

(813) 421-7600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stuart D. Boyd, Esq.

Vice President, General Counsel and Secretary

Walter Investment Management Corp.

3000 Bayport Drive, Suite 1100

Tampa, FL 33607

(813) 421-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Risë B. Norman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Telephone: (212) 455-2000

Facsimile: (212) 455-2502

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.01 per share	891,265	$45.18	$40,267,352.70	$5,492.47

(1)	This Registration Statement registers 891,265 shares of common stock of Walter Investment Management Corp. This Registration Statement also relates to such additional shares of common stock of Walter Investment Management Corp. as may be issued with respect to such shares of common stock by way of a stock dividend, stock split or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average high and low per share prices of the Registrant’s common stock as reported on the New York Stock Exchange on February 11, 2013.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION,

DATED FEBRUARY 13, 2013

PROSPECTUS

891,265 Shares

Walter Investment Management Corp.

Common Stock

This prospectus covers 891,265 shares of our common stock that may be offered for resale from time to time by the selling stockholders named in this prospectus. These shares consist of shares of our common stock that we issued to the selling stockholders in connection with our acquisition of Reverse Mortgage Solutions, Inc. (“RMS”). We are not offering any shares of common stock pursuant to this prospectus, and we will not receive any of the proceeds from the sale of shares by the selling stockholders.

This prospectus describes the general manner in which the shares of common stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

The shares of common stock are listed on the New York Stock Exchange under the symbol “WAC.” On February 12, 2013, the last reported sale price of the common stock on the New York Stock Exchange was $47.20 per share.

Investing in our common stock involves risks. See the risks described under “Risk Factors” on page 8 of this prospectus and Item 1A of each of our subsequently filed Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our common stock. See “Where You Can Find More Information” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2013

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. The selling stockholders are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front cover of those documents. You should read all information supplementing this prospectus.

In this prospectus, unless otherwise stated or indicated by context:

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references to “Walter,” the “Company,” “we,” “us” and “our” refer to Walter Investment Management Corp., a Maryland corporation, and its consolidated subsidiaries, including, as of the RMS Acquisition, RMS;

•	the “ResCap Asset Acquisition” has the meaning set forth under “Summary—Recent Developments—Acquisition and Investment Activities—The ResCap Asset Acquisition”;

•	the “RMS Acquisition” means the acquisition of 100% of the outstanding stock of RMS by the Company, completed on November 1, 2012;

•	the “S1L Acquisition” has the meaning set forth under “Summary—Recent Developments—Acquisition and Investment Activities—The S1L Acquisition”;

•	the “MSR Asset Acquisition” has the meaning set forth under “Summary—Recent Developments—Acquisition and Investment Activities—The MSR Asset Acquisition”;

•	the “MetLife Platform Acquisition” has the meaning set forth under “Summary—Recent Developments—Acquisition and Investment Activities—The MetLife Platform Acquisition”;

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•	the “Acquisitions” refers collectively to the RMS Acquisition, the ResCap Asset Acquisition, the S1L Acquisition, the MSR Asset Acquisition and the MetLife Platform Acquisition; and

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references to “residential loans” refer to residential mortgage loans and residential retail installment agreements, which include manufacturing housing loans, and references to “borrowers” refer to borrowers under residential mortgage loans and installment obligors under residential retail installment agreements.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, the selling stockholders may offer or sell from time to time up to an aggregate of 891,265 shares of common stock in one or more offerings.

Pursuant to the Stock Purchase Agreement, dated as of August 31, 2012, by and among RMS, the Company and the other parties thereto (as amended or modified from time to time, the “Purchase Agreement”), Walter Investment Management Corp., at its expense and subject to certain limitations, agreed to register on a “shelf” registration statement under the Securities Act all of the shares of common stock received by the selling stockholders in connection with our acquisition of RMS, which we refer to as the registrable securities.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, or the Exchange Act, such as statements relating to our financial condition, results of operations, plans, objectives, future performance or expectations, and business operations. These statements relate to expectations concerning matters that are not historical facts. Accordingly, statements that are based on management’s projections, estimates, assumptions, and judgments constitute forward-looking statements. These forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “assume,” “anticipate,” “plan,” “estimate,” “approximately,” “intend,” “objective,” “goal,” “project,” and other similar words and expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may.” These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and such statements involve inherent risks and uncertainties. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will in fact occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described under “Risk Factors” in this prospectus as well as those described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2012 and September 30 2012, each incorporated herein by reference, and in our other filings with the SEC, and the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto.

In particular (but not by way of limitation), the following important factors and assumptions could affect our future results and could cause actual results to differ materially from those expressed in the forward-looking statements:

•	local, regional, national and global economic trends and developments in general, and local, regional and national real estate and residential mortgage market trends in particular;

•	continued uncertainty in the U.S. home sales market, including both the volume and pricing of sales, due to adverse economic conditions or otherwise;

•	fluctuations in interest rates and levels of mortgage originations and prepayments;

•	risks related to the Acquisitions, including our ability to successfully integrate assets acquired in the Acquisitions into our business;

•	risks related to the financing incurred in connection with the Acquisitions, including our ability to achieve cash flows sufficient to carry our debt and otherwise to meet the covenants of our debt;

•	delay or failure to realize the anticipated benefits we expect to realize from the Acquisitions;

•	the occurrence of anticipated growth of the specialty servicing sector;

•	the effects of competition on our existing and potential future business, including the impact of competitors with greater financial resources and broader scopes of operation;

•	our ability to raise capital to make suitable investments to offset run-off in a number of the portfolios we service and to grow our business;

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our ability to implement strategic initiatives, particularly as they relate to our ability to develop new business, including the implementation of delinquency flow programs and the receipt of new business, which are both subject to customer demand and approval;

•	our ability to earn anticipated levels of performance and incentive fees on serviced business;

•	the availability of suitable investments for any capital that we are able to raise and risks associated with any such investments we may pursue;

•	changes in federal, state and local policies, laws and regulations affecting our business, including mortgage and reverse mortgage financing or servicing, and changes to our licensing requirements;

•	changes caused by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), including regulations required by the Dodd-Frank Act that have yet to be finalized;

•	increased scrutiny and potential enforcement actions by the Consumer Financial Protection Bureau (“CFPB”);

•	risks related to the transfer of large volumes of loans;

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uncertainties related to regulatory pressures on large banks related to their mortgage servicing, as well as regulatory pressure on the rest of the mortgage servicing sector, including increased performance standards and reporting obligations;

•	changes in regards to the rights and obligations of property owners, mortgagors and tenants;

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our ability to remain qualified as a government-sponsored enterprise approved servicer or component servicer, including the ability to continue to comply with the government-sponsored enterprises’ respective servicing guides;

•	uncertainty relating to the status of government-sponsored enterprises;

•	uncertainty related to inquiries from government agencies into past servicing, foreclosure, loss mitigation, and lender-placed insurance practices;

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uncertainties related to the processes for judicial and non-judicial foreclosure proceedings, including potential additional costs, delays or moratoria in the future or claims pertaining to past practices;

•	unexpected losses resulting from pending, threatened or unforeseen litigation or other third-party claims against the Company;

•	the effects of any changes to the servicing compensation structure for mortgage servicers pursuant to programs of government-sponsored enterprises or various regulatory authorities;

•	changes to our insurance agency business, including increased scrutiny by government regulators and government-sponsored enterprises on lender-placed insurance practices;

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the effect of our risk management strategies, including the management and protection of the personal and private information of our customers and mortgage holders and the protection of our information systems from third-party interference (cyber security);

•	changes in accounting standards;

•	our continued listing on the New York Stock Exchange (the “NYSE”);

•	the ability or willingness of Walter Energy, Inc. and other counterparties to satisfy material obligations under agreements with us; and

•	other presently unidentified factors.

All of the above factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business.

Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included herein may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Such forward-looking statements speak only to the date that such statements are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, unless otherwise required by law. Many of these factors are beyond our control and you should read carefully the factors described in the “Risk Factors” section beginning on page 8 of this prospectus as well as those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2012 and September 30 2012, each of which is incorporated herein by reference, and the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus or in any prospectus supplement hereto. We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect these statements other than material changes to such information.

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PROSPECTUS SUMMARY

The following information supplements, and should be read together with, the information contained or incorporated by reference in other parts of this prospectus and any prospectus supplement. This summary highlights selected information from this prospectus. As a result, it does not contain all of the information you should consider before investing in our common stock. You should carefully read the entire prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, which are described under “Where You Can Find More Information,” before deciding whether to invest in our common stock. You should pay special attention to the “Risk Factors” section of this prospectus to determine whether to invest in our common stock.

Walter Investment Management Corp.

Walter is a fee-based business services provider to the residential mortgage industry. We are a specialty servicer providing residential loan servicing that focuses on credit-sensitive residential mortgage assets located in the United States. We also provide a full suite of services to the reverse mortgage sector, including servicing, loan origination, asset management and technology. In addition, we are a mortgage portfolio owner of credit-challenged, non-conforming residential loans in the United States and operate an insurance agency serving residential loan customers.

The Company was established in 1958 and previously operated as the financing business of Walter Energy, Inc. (“Walter Energy”), originating and purchasing residential loans and servicing these loans to maturity. Since spinning off from Walter Energy in 2009, we have continued servicing our originated and acquired portfolio of residential loans and have expanded our expertise in servicing credit-challenged accounts through a differentiated high-touch approach. With the objective of pursuing opportunities that optimize the value of our servicing model, on November 1, 2010, we acquired Marix Servicing, LLC (“Marix”), a high-touch specialty mortgage servicer based in Phoenix, Arizona. The results of operations of Marix have been included in our consolidated statements of operations for periods subsequent to the acquisition of Marix.

On July 1, 2011, we acquired GTCS Holdings LLC (“Green Tree”) (the “Green Tree Acquisition”). Headquartered in St. Paul, Minnesota, Green Tree is a fee-based business services company providing high-touch third-party servicing for credit-sensitive consumer loans in diverse asset classes, including residential mortgage, manufactured housing and consumer installment loans. Through the Green Tree Acquisition, the Company has increased its ability to provide specialty servicing and generate recurring fee-for-services revenues from a capital-light platform and has diversified its revenue streams from complementary businesses. As a result of the Green Tree Acquisition, we added 1,955 employees and 27 offices in 22 states, significantly expanding our footprint across the United States. As a wholly-owned subsidiary of the Company, the financial results for Green Tree have been included in the Company’s consolidated financial statements beginning on July 1, 2011.

On October 19, 2012, we entered into a joint bidding arrangement (“JBA”) with Ocwen Loan Servicing LLC (“Ocwen”) to jointly bid on the mortgage servicing rights (“MSRs”) and the originations and capital markets platforms of Residential Capital LLC (“ResCap”). On October 24, 2012, Walter and Ocwen were determined at an auction sponsored by the U.S. Bankruptcy Court to have submitted the highest and best bid to acquire the ResCap assets; and on November 2, 2012, a definitive agreement was entered into pursuant to which Walter would purchase all of ResCap’s Fannie Mae MSRs, along with ResCap’s originations and capital markets platforms. On January 31, 2013, we closed on the ResCap acquisition.

On November 1, 2012, we acquired RMS. Headquartered in Spring, Texas, RMS is a leader in the servicing of reverse mortgages. Through the RMS acquisition, we were able to expand our loan servicing capabilities into the reverse mortgage sector.

On December 31, 2012, we entered into a definitive agreement to acquire Security One Lending (“S1L”). Based in San Diego, California, S1L is a leader in the origination of reverse mortgages, complementing the RMS reverse mortgage servicing business. We expect to close the S1L Acquisition in March or April of 2013.

The Company’s acquisitions of ResCap, RMS and S1L are discussed further under the heading “Recent Developments—Acquisition and Investment Activities.”

At September 30, 2012, we employed approximately 2,800 full-time equivalent employees and serviced a portfolio of approximately 1.0 million accounts with an unpaid principal balance of $78.6 billion.

Our Strategy

Due to increased delinquencies and foreclosures during the recent recession, traditional large owners and servicers of residential mortgage assets, such as government-sponsored enterprises (e.g. Fannie Mae and Freddie Mac), large banks and securitization trusts experienced increased servicing volume and complexity, often exceeding in-house capacity or capabilities. These traditional servicers have been unable to effectively service increased balances of delinquent loans, resulting in the need to service troubled first and second lien mortgage assets through third-party specialized servicers offering high-touch servicing strategies. We believe that lessons learned in the economic downturn are leading to a secular shift in the market as credit risk owners and other key constituents, such as monoline insurers, regulators and rating agencies, demand permanent, specialized servicing for higher risk loans. Our businesses have a long history of providing borrower-centric, high-touch servicing and are uniquely positioned to continue to benefit from this secular shift.

As important as providing best-in-class service, however, is the ability to quickly adapt to the ever changing landscape of regulatory requirements imposed by numerous federal, state and local authorities that oversee our business. We have a demonstrated history of being compliant with these regulations, which we believe provides us with an advantage over our competitors.

In addition, we seek to leverage our core servicing business and customer base to provide complementary services. These complementary business lines include:

•	Asset Receivables Management: performs collections of delinquent balances on loans serviced for third-parties after they have been charged off.

•	Insurance Agency: acts as a nationwide agent of primarily property and casualty insurance products for both lender-placed and voluntary insurance coverage.

•	Loan Originations: facilitates refinancings as a retention and recapture solution for loans we service.

Our Investment Strategy—Current, Prospective Acquisitions and Opportunities

We are currently actively pursuing a number of opportunities to grow our business through multiple channels such as adding subservicing contracts to our portfolios through: one time transfers and flow agreements; the acquisition of MSRs and servicing platforms; and acquisitions of businesses that are complementary to our historical platform (e.g., reverse mortgages). We are also pursuing opportunities to grow our originations business. We regularly explore such opportunities in the ordinary course of our business, both alone and with potential joint venture partners, and believe there are significant opportunities to acquire such assets. Our “pipeline” of potential transactions includes MSR acquisitions, subservicing contracts, assets and stock purchases, and joint venture arrangements, including those that involve assets and platforms that are originating new loans and MSRs. In the event we are successful in any such activities, it is likely that we will assume certain liabilities in connection with the acquisitions which could reduce the purchase price based on our valuation of such liabilities (which valuation is subject to our judgment and could differ from actual experience).

For purposes of this prospectus, “pipeline” refers to opportunities or potential opportunities in the market for products, platforms and businesses within our strategic profile that we have identified as targets. In each case we have contacted the seller or its representative to register our interest, or are currently engaged in discussions or negotiations directly with the seller or its representative. The status of “pipeline opportunities” varies from early stage contact through exclusive negotiations. There can be no guarantee that any of the opportunities in our pipeline will result in purchases or contracts added by the Company.

If successful in our pursuit of these opportunities, we intend to use available cash, including the proceeds of future debt and/or equity financings, sales of excess servicing spread in MSRs acquired and/or other capital/ownership structures designed to diversify our capital sources and attract a competitive cost of capital, all of which may change our leverage profile. There are a number of factors that impact our ability to succeed in bringing on this new business including competition, sometimes from larger competitors, fluctuations in the market price for the acquisitions and the value of subservicing contracts. The value of MSRs acquired and contribution from subservicing contracts can vary widely based on origination vintage, expected prepayment speeds, servicing fee structure, stratification of FICO scores, geography, loan-to-value ratios and expected delinquency and default rates. As a result, our success in completing MSR and subservicing acquisitions, and when successful the purchase price and expected servicing margins for these acquisitions, may vary significantly. If actual experience with respect to these factors differs from our assumptions, we could overpay for one or more of the potential transactions. Our expectation is that, to the extent we are successful, any acquisitions and subservicing contracts will be additive to our business and meet our return and investment hurdles, taking into account potential synergies. However, these new business additions and acquisitions involve a number of risks and may not achieve our expectations; and therefore we could be adversely affected by any such new business additions or acquisitions. We are not party to any definitive agreements in respect of such purchases as of the date of this prospectus (other than definitive agreements related to the Acquisitions described below), and we cannot assure you that we will become a party to such definitive agreements, or that if we do become a party to such agreements that we will be able to close on the transactions and acquire the target assets or platforms. See “Risk Factors.”

Recent Developments

Acquisition and Investment Activities

The ResCap Asset Acquisition

On October 19, 2012, the Company entered into a JBA with Ocwen, the mortgage servicing arm and a wholly owned subsidiary of Ocwen Financial Corporation, to jointly bid to acquire the mortgage servicing and origination and capital markets platforms (the “ResCap Assets”) of ResCap in an auction sponsored by the U.S. Bankruptcy Court (the “ResCap Asset Acquisition”). Pursuant to the JBA, we agreed to acquire the rights and assume certain liabilities relating to all of ResCap’s Fannie Mae MSRs and related advances, and ResCap’s mortgage originations and capital markets platforms (the “Walter Assets”). The remainder of the ResCap Assets and certain liabilities related thereto were acquired by Ocwen.

The Fannie Mae MSRs fit squarely within the Company’s servicing expertise and further strengthen the Company’s relationship with Fannie Mae. The originations platform provides an opportunity for Walter to accelerate its existing plans to develop, either in-house or with co-venturers, a pipeline of new originations and to modify existing loans that the Company services.

On October 24, 2012, Walter and Ocwen were determined at an auction sponsored by the U.S. Bankruptcy Court to have submitted the highest and best bid to acquire the ResCap Assets. Walter and Ocwen presented a winning bid of $3 billion, with our portion of the bid for the Walter Assets equal to approximately $540 million. The bid was subject to the negotiation of a mutually acceptable asset purchase agreement and the approval of the U.S. Bankruptcy Court. Ocwen and Walter jointly made an earnest money cash deposit of $72 million ($15 million of which was paid by Walter).

On November 2, 2012, Ocwen entered into a definitive asset purchase agreement (the “ResCap APA”) with Residential Capital, LLC, Residential Funding Company, LLC, GMAC Mortgage, LLC, Executive Trustee Services, LLC, ETS of Washington, Inc., EPRE LLC and the additional Sellers identified on Schedule A thereto. On November 20, 2012, Ocwen and the other parties executed Amendment No. 1 to the ResCap APA (the “ResCap Amendment”) which, in addition to adding a number of definitions to the ResCap APA, amends and specifies that the ResCap obligations under the DOJ/AG settlement and the Consent Order (as defined in the ResCap APA) would be performed by the purchasers (which includes Walter as the obligations pertain to the assets purchased by Walter); and which obligations would not be assumed by the purchasers. In general, with regard to the DOJ/AG Settlement, the obligations that are to be retained relate to monitoring by the DOJ/AG and the obligations that will not be assumed include any financial liability resulting from Walter’s failure to comply with the settlement, unless resulting from a knowing failure to comply with the obligations. Walter will be subject to injunctive and other relief.

The ResCap Asset Acquisition was approved by the U.S. Bankruptcy Court on November 21, 2012.

Under the terms of the ResCap APA and the ResCap Amendment, on January 31, 2013, the Company acquired the Walter Assets. The total consideration paid by the Company for the Walter Assets was $492 million (including a $15 million earnest money deposit previously paid by the Company), which was paid from borrowings under the Incremental Secured Credit Facility and cash on hand. See “—Financing Transactions—Incremental Secured Credit Facility” below.

Reverse Mortgage Solutions Acquisition

On November 1, 2012 (the “RMS Closing”), a newly formed, wholly owned subsidiary of the Company (the “Buyer”) acquired all of the stock of RMS pursuant to a Purchase Agreement dated August 31, 2012 among the Company, RMS, JAM Special Opportunities Fund, L.P., as a stockholder seller (“JAM”) and as the sellers’ representative, and the other stockholder sellers listed on the signature pages thereto (together with JAM, the “Sellers”). The Buyer paid aggregate consideration of $120 million (net of transaction expenses in excess of $1.5 million borne by the Sellers) in the form of $95 million in cash and 891,265 shares of our common stock (the “Stock Consideration”). The Company also agreed, at its expense, to file this shelf registration statement on Form S-3 covering sales by the Sellers of all or a portion of the Stock Consideration and to use commercially reasonable efforts to maintain the effectiveness of this registration statement for up to one year.

RMS, based in Spring, Texas, provides a full suite of services to the reverse mortgage sector, including servicing, loan origination, asset management and technology.

The S1L Acquisition

On December 31, 2012, we entered into a Stock Purchase Agreement (the “S1L Purchase Agreement”) among the Company, S1L, JAM Special Opportunities Fund II, L.P., as a stockholder seller (“JAM II”) and as the sellers’ representative, and the other sellers listed on the signature pages thereto (JAM II and the other sellers being referred to collectively as the “S1L Sellers”), whereby the Company or its assignee will acquire all of the outstanding stock of S1L (the “S1L Acquisition”).

S1L, based in San Diego, California, is a retail and wholesale reverse mortgage loan originator. During 2012, S1L originated nearly 5,000 reverse mortgage loans with an aggregate UPB of over $700 million.

Under the terms of the S1L Purchase Agreement, the Company will acquire all of the stock of S1L for initial consideration of $20 million, which was paid at the time of the signing of the S1L Purchase Agreement. The S1L Purchase Agreement provides for the payment of up to an additional $10.9 million in cash upon the achievement by S1L of designated performance criteria over the course of 2013 (the “Earn-Out”). The Earn-Out is payable in two installments. First, if S1L achieves the designated performance criteria as of June 30, 2013, $5 million will be payable in July 2013 (the “First Earn-Out Payment”). Second, if S1L achieves the designated performance criteria as of December 31, 2013, $5.9 million (or $10.9 million if the First Earn-Out Payment was not paid because the designated performance criteria for the First Earn-Out Payment were not met, but the designated performance criteria as of December 31, 2013 are met) will be payable in January 2014.

The Company, the S1L Sellers and S1L have made customary covenants in the S1L Purchase Agreement, including covenants as to the efforts to be used by each to obtain necessary governmental and third party consents and to otherwise cause the transaction to be consummated and agreements not to compete or solicit employees. The closing is subject to a condition that certain third party and governmental consents be obtained. The closing is expected to occur in March or April, 2013, however, if such third party or governmental consents are not obtained by April 30, 2013, the condition that any such consents be obtained must be waived and the transaction will close so long as the closing has not been delayed due to an injunction or similar restraint imposed by a governmental entity prohibiting the closing.

The MSR Asset Acquisition

On January 6, 2013, Green Tree entered into a Mortgage Servicing Rights Purchase and Sale Agreement (the “MSR PSA”), by and between Green Tree, as purchaser, and Bank of America, National Association (“BANA”), as seller, whereby Green Tree will acquire from BANA MSRs relating to a portfolio of residential mortgage loans owned by Fannie Mae and having a UPB as of November 30, 2012 of approximately $93 billion (the “MSR Asset Acquisition”).

Under the terms of the MSR PSA, the purchase price for the Fannie Mae MSRs was expected to be approximately $519 million (subject to adjustment for the actual UPB of the related mortgage loans as of the date of closing and other customary post-closing adjustments) or a purchase price percentage equal to 0.56% of UPB. Green Tree paid an earnest money deposit of $51.8 million on January 7, 2013, and the remainder of the purchase price will be payable in installments, 50% of which was paid on the closing date (less the earnest money deposit), and the remaining 50% of which will be paid over time on each servicing transfer date pro rata according to the UPB of the mortgage loans transferred on each such date (in each case, together with interest at the Federal funds rate). In addition, Green Tree expects to purchase approximately $1 billion in related advances, payable within a specified period following servicing transfer of the related mortgage loans. BANA will subservice the related mortgage loans from the closing date until the applicable servicing transfer date.

BANA will have an obligation to repurchase the related MSR for any mortgage loan if BANA or its affiliate is obligated to repurchase the related mortgage loan from Fannie Mae. The repurchase price for any MSR will equal: from the closing date until the first anniversary of the closing date, 100% of the original purchase price percentage multiplied by the UPB of the related mortgage loan as of the date of repurchase; after the first anniversary of the closing date until the second anniversary of the closing date, 75% of the original purchase price percentage multiplied by the UPB of the related mortgage loan as of the date of repurchase; after the second anniversary of the closing date until the third anniversary of the closing date, 50% of the original purchase price percentage multiplied by the UPB of the related mortgage loan as of the date of repurchase; after the third anniversary of the closing date until the fourth anniversary of the closing date, 25% of the purchase price percentage multiplied by the UPB of the related mortgage loan as of the date of repurchase; and after the fourth anniversary of the closing date, zero.

The MSR Asset Acquisition closed on January 31, 2013 for a total purchase price of $517.1 million. Green Tree paid $206.7 million on January 31, 2013, representing 50% of the total consideration, net of the $51.8 million earnest money deposit previously paid by Green Tree, from borrowings under the Incremental Secured Credit Facility and cash on hand. The remaining 50% will be paid on each servicing transfer date in a pro rata amount, according to the UPB of the mortgage loans transferred on each such date (in each case, together with interest at the Federal funds rate).

The MetLife Platform Acquisition

On January 7, 2013, we entered a definitive agreement to acquire the residential mortgage servicing platform, including certain servicing related technology assets, of MetLife Bank, National Association (“MetLife Bank”), located in Irving, Texas (the “MetLife Platform Acquisition”). The assets to be acquired do not include any mortgage loans or mortgage servicing rights.

We anticipate that Green Tree will employ approximately 300 of MetLife Bank’s servicing employees and anticipate it will continue to occupy the premises in Irving, Texas currently occupied by the MetLife Bank mortgage servicing business. MetLife Bank’s servicing platform is currently servicing Fannie Mae, Freddie Mac and Ginnie Mae mortgage loans with an approximate UPB of $70 billion and has significant additional, scalable capacity. The existing servicing portfolio was recently sold by MetLife and the loans will be transferred to JPMorgan Chase & Co. prior to the closing of this transaction, which is projected for March of 2013.

Financing Transactions

Senior Credit Facility

On November 28, 2012, we entered into a Credit Agreement among the Company, the lenders party thereto, Credit Suisse AG, as administrative agent and collateral agent, and the other parties party thereto (the “Secured Credit Agreement”). At the time we entered into the Secured Credit Agreement, we repaid all outstanding amounts and terminated all commitments under our then existing first lien credit agreement among the Company, the lenders, Credit Suisse AG, as administrative agent, and the other parties thereto, dated July 1, 2011. See “Risk Factors—Risks Related to Our Business and Our Recent Acquisitions.”

The Secured Credit Agreement originally provided for a secured term loan in the amount of $700.0 million (the “Secured Term Loan”) and a secured revolving credit facility of up to $125.0 million (the “Secured Revolving Facility” and, together with the Secured Term Loan, the “Secured Credit Facility”). Up to $25.0 million of the Secured Revolving Facility is available for letters of credit. The Secured Credit Facility matures on November 28,

2017. Loans under the Secured Credit Facility bear interest at a rate per annum equal to, at the option of the Company, LIBOR plus 4.50%, with a LIBOR “floor” of 1.25%, or an Alternate Base Rate plus 3.50%. The Company will also pay a commitment fee of 0.50% per annum on the unused portion of the Secured Revolving Facility. If the Secured Term Loan is prepaid, refinanced, substituted or replaced (including by way of amendment) in whole or in part prior to November 28, 2013 concurrently with the incurrence of indebtedness with a lower all-in yield than that of the Secured Term Loan, any amounts so prepaid, refinanced, substituted or replaced will be subject to a prepayment fee of 1.00%.

The Secured Credit Agreement contains affirmative and negative covenants and representations and warranties customary for financings of this type and requires that the Company maintain certain leverage ratio and interest expense coverage ratio levels. The Secured Credit Facility is guaranteed by substantially all wholly-owned subsidiaries of the Company and secured by a first priority pledge on substantially all of the assets of the Company and the subsidiary guarantors, in each case subject to certain exceptions.

Incremental Secured Credit Facility

On January 31, 2013, we entered into the Amendment No. 1, Incremental Amendment and Joinder Agreement (the “Incremental Amendment”) to our Secured Credit Agreement. The Incremental Amendment, among other things, increased certain financial ratios which govern our ability to incur additional indebtedness and provided for a secured term loan (the “Incremental Secured Credit Facility”) in an amount of $825.0 million, which was borrowed in its entirety on January 31, 2013. The Incremental Secured Credit Facility, which ranks pari passu in right of payment and is secured on a ratable basis with the then existing loans under our Secured Credit Facility, bears interest at a rate per annum equal to, at our option, LIBOR plus 4.50%, with a LIBOR “floor” of 1.25%, or an Alternate Base Rate plus 3.50% and matures on November 28, 2017. All other material terms of loans under the Incremental Senior Credit Facility are consistent with the terms of the then existing term loans under our Secured Credit Facility.

The proceeds of the Incremental Secured Credit Facility were used, in part, together with cash on hand (including the net proceeds of the October 2012 Common Stock Offering (as defined below), to finance our acquisition of the Walter Assets and the MSR Asset Acquisition. See “—Acquisition and Investment Activities”. The remaining amount borrowed may be used for other acquisitions and general corporate purposes.

October 2012 Common Stock Offering

On October 23, 2012, we offered 6,900,000 shares of our common stock (including the exercise in full of the underwriters option to purchase additional shares) in an underwritten public offering (the “October 2012 Common Stock Offering”). We estimate that the net proceeds of the October 2012 Common Stock Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, was approximately $276.1 million.

We used approximately $95 million of the net proceeds from the October 2012 Common Stock Offering to partially fund the RMS Acquisition. We used the remaining proceeds to fund the initial S1L Acquisition consideration and to partially pay the purchase price due upon the closing of the acquisition of the Walter Assets and the MSR Asset Acquisition.

October 2012 Convertible Notes Offering

On October 23, 2012, we offered $290.0 million aggregate principal amount (including the exercise in full of the underwriters’ option to purchase additional Convertible Notes) of 4.50% Convertible Senior Subordinated Notes due 2019 (the “Convertible Notes”), in an underwritten public offering (the “Convertible Notes Offering”).

We used the net proceeds from the Convertible Notes Offering and cash on hand to repay in full the amounts outstanding under our existing second lien senior secured term loan and to pay certain fees, expenses and premium in connection therewith.

We refer to the October 2012 Common Stock Offering and Convertible Notes Offering together as the “October 2012 Offerings.”

Corporate Information

We are a Maryland corporation incorporated in 1997. Our principal executive offices are located at 3000 Bayport Drive, Suite 1100, Tampa, FL 33607, and our phone number is (813) 421-7600. Our Internet website address is www.walterinvestment.com. Information on our website is not a part of, or incorporated by reference in, this prospectus or any accompanying prospectus supplement.

RISK FACTORS

You should carefully review and consider the risks described below as well as the risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K incorporated by reference herein and other information contained in this prospectus, before making a decision to purchase our common stock in this offering. If any of the risks described below should occur, our business, prospects, financial condition, cash flows, liquidity, results of operations and funds from operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you may lose some or all of your investment in our common stock. The risks and uncertainties described below are not the only risks that may have a material adverse effect on us. Additional risks and uncertainties that we currently are unaware of, or that we currently deem to be immaterial, also may become important factors that adversely impact us and your investment in our common stock. Further, to the extent any of the information contained in this prospectus constitutes forward-looking information, the risk factors set forth below are cautionary statements identifying important factors that could cause our actual results for various financial reporting periods to differ materially from those expressed in any forward-looking statements made by or on behalf of us.

Risks Related to Our Industry

The business in which we engage is complex and heavily regulated, and changes in the regulatory environment affecting our business, could have a material adverse effect on our business, financial position, results of operations or cash flows.

Our business is subject to numerous federal, state and local laws and regulations, and may be subject to judicial and administrative decisions imposing various requirements and restrictions. These laws, regulations and judicial and administrative decisions include those pertaining to: real estate settlement procedures; fair lending; fair credit reporting; truth in lending; fair debt collection; compliance with net worth and financial statement delivery requirements; compliance with federal and state disclosure and licensing requirements; the establishment of maximum interest rates, finance charges and other charges; secured transactions; collection, foreclosure, repossession and claims-handling procedures; unfair and deceptive acts and practices; escrow administration; lender-placed insurance; bankruptcy; loss mitigation and loan modifications; deficiency collections; other trade practices and privacy regulations providing for the use and safeguarding of non-public personal financial information of borrowers and guidance on non-traditional mortgage loans issued by the federal financial regulatory agencies. By agreement with some of our customers, we also are subject to additional requirements that our customers may impose.

Federal or state regulation and oversight of our business activities may result in increased costs and potential penalties and litigation and could limit or prevent us from operating our business in some or all of the states in which we currently operate or may reduce the revenues that we receive on our business.

The enactment of the Dodd-Frank Act has impacted our business and may continue to do so in ways that we cannot predict until such time as rules and regulations related thereto are enacted.

On July 21, 2010, the Dodd-Frank Act was signed into law for the express purpose of further regulating the financial services industry, including mortgage origination, sales, servicing and securitization. Certain provisions of the Dodd-Frank Act may adversely impact the operation and practices of the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”). We believe that Fannie Mae and Freddie Mac hold potential for growth opportunities for our business and we are unable to determine what impact the applicable provisions of the Dodd-Frank Act may have on that potential. In addition, our ability to enter into asset-backed securities transactions in the future may be impacted by the Dodd-Frank Act and other proposed reforms related thereto, the effect of which on the asset-backed securities market is currently uncertain.

The Consumer Financial Protection Bureau (“CFPB”) is becoming more active in its monitoring of the mortgage origination and servicing sectors. New rules and regulations and/or more stringent enforcement of existing rules and regulations by the CFPB could result in enforcement actions, fines, penalties and the inherent reputational risk that results from such actions.

The CFPB, a federal agency established pursuant to the Dodd-Frank Act, officially began operation on July 21, 2011. The CFPB is charged, in part, with enforcing laws involving consumer financial products and services, including mortgage finance and servicing and reverse mortgages, and is empowered with examination and rulemaking authority. While the full scope of CFPB’s rulemaking and regulatory agenda relating to the mortgage servicing industry is unclear, it is apparent that the CFPB has taken a very active role.

The Dodd-Frank Act establishes new standards and practices for mortgage originators, another potential growth area for our business, including determining prospective borrower’s abilities to repay their mortgages, removing incentives for higher cost mortgages, prohibiting prepayment penalties for non-qualified mortgages, prohibiting mandatory arbitration clauses, requiring additional disclosures to potential borrowers and restricting the fees that mortgage originators may collect. Final regulations regarding such “ability to repay” and other standards and practices were adopted by the CFPB on January 10, 2013. In addition, our ability to enter into asset-backed securities transactions in the future may be impacted by the Dodd-Frank Act and other proposed reforms related thereto, the effect of which on the asset-backed securities market is currently uncertain.

On February 11, 2013, the CFPB issued guidance to mortgage servicers to address potential risks to customers that may arise in connection with transfers of servicing. As described under “Prospectus Summary—Recent Developments—Acquisitions and Investments,” Walter has acquired significant servicing and subservicing rights from other servicers during 2012 and the first quarter of 2013 and additional acquisitions of varying sizes are likely to continue. It is the transfer of these acquired servicing rights from the former owner/servicer to the new servicer that is the subject of the CFPB’s bulletin. The CFPB notes that there are a number of laws applicable to such transfers, including, without limitation, the Real Estate Settlement Procedures Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act and prohibitions on unfair, deceptive, or abusive acts or practices. According to the CFPB, if a servicer is determined to have engaged in any acts or practices that are unfair, deceptive, or abusive, or that otherwise violate federal consumer financial laws and regulations, the CFPB will take appropriate supervisory and enforcement actions to address violations and seek all appropriate corrective measures, including remediation of harm to consumers. In light of the significant amount of transfers that the Company has undertaken recently, we may receive additional scrutiny from the CFPB and such scrutiny may result in some or all of the types of actions described above being imposed upon our business.

While we continue to evaluate all aspects of the Dodd-Frank Act, the CFPB and regulations promulgated under the Dodd-Frank Act or by the CFPB could materially and adversely affect the manner in which we conduct our businesses, result in heightened federal regulation and oversight of our business activities, and in increased costs and potential litigation associated with our business activities.

Our failure to comply with the laws, rules or regulations to which we are subject, whether actual or alleged, would expose us to fines, penalties or potential litigation liabilities, including costs, settlements and judgments, any of which could have a material adverse effect on our business, financial position, results of operations or cash flows and the value of our common stock.

Changes in existing U.S. government-sponsored mortgage programs or servicing eligibility standards could materially and adversely affect our business, financial position, results of operations or cash flows.

In January 2011, the Federal Housing Finance Agency directed Fannie Mae and Freddie Mac to develop a joint initiative to consider alternatives for future mortgage servicing structures and compensation. Under this proposal, the government-sponsored enterprises (“GSEs”) are considering potential structures in which the minimum service fee would be reduced or eliminated altogether. This would provide mortgage bankers with the ability to either sell all or a portion of the retained servicing fee for cash up front, or retain an excess servicing fee. While the proposal provides additional flexibility in managing liquidity and capital requirements, it is unclear how the various options might impact mortgage-backed security pricing and the related pricing of excess servicing fees. The GSEs are also considering different pricing options for non-performing loans to better align servicer incentives with mortgage-backed securities investors and provide the loan guarantor the ability to transfer non-performing servicing. The Federal Housing Finance Agency has indicated that any change in the servicing compensation structure would be prospective and the changes, if implemented, could have a significant impact on the entire mortgage industry and on the results of operations and cash flows of our mortgage business.

The enforcement of consent orders by certain federal banking agencies against the largest servicers related to foreclosure practices could impose additional compliance costs on our servicing business.

On April 13, 2011, the federal banking agencies overseeing certain aspects of the mortgage market entered into consent orders with 14 of the largest mortgage servicers in the United States regarding foreclosure practices. The enforcement actions require the servicers, among other things, to: (i) correct deficiencies in residential mortgage loan servicing and foreclosure practices; (ii) make significant modifications in practices for residential mortgage loan servicing and foreclosure processing, including communications with borrowers and limitations on dual-tracking, which occurs when servicers continue to pursue foreclosure during the loan modification process; (iii) ensure that foreclosures are not pursued once a mortgage has been approved for modification and to establish a single point of contact for borrowers throughout the loan modification and foreclosure processes; and (iv) establish robust oversight and controls pertaining to their third-party vendors, including outside legal counsel, that provide default management or foreclosure services. While these enforcement consent orders are considered as not preemptive to state actions, it remains to be seen how state actions and proceedings will be affected by the consent orders.

On January 7, 2013, 10 of the 14 servicers subject to enforcement actions for deficient practices in mortgage loan servicing and foreclosure processing reached an agreement in principle with the Office of the Comptroller of the Currency and the Federal Reserve Board to pay more than $8.5 billion in cash payments and other assistance to help borrowers. The sum includes $3.3 billion in direct payments to eligible borrowers and $5.2 billion in other assistance, such as loan modifications and forgiveness of deficiency judgments. Eligible borrowers are expected to receive compensation ranging from hundreds of dollars up to $125,000, depending on the type of possible servicer error. For these participating servicers, fulfillment of the agreement would meet the requirements of the April 2011 consent orders that mandated that the servicers retain independent consultants to conduct an independent foreclosure review.

Although we are neither a direct party to these consent orders nor a banking organization, we have become subject to certain aspects of the consent orders to the extent (i) we subservice loans for the servicers that are parties to the consent orders; (ii) our investors require that we comply with certain aspects of the consent orders; or (iii) we otherwise find it prudent to comply with certain aspects of the consent orders. In addition, the practices set forth in such enforcement consent orders may be adopted by the industry as a whole, requiring us to comply with them in order to follow standard industry practices as required by our servicing agreements. In addition, in connection with our acquisition of MSRs from ResCap, we agreed to certain monitoring of our servicing of these assets which is required under the consent orders. Changes to our servicing practices could increase compliance costs for our servicing business, which could materially and adversely affect our financial condition or results of operations.

Federal Government/State Attorneys General foreclosure settlement could have unforeseen effects on our business.

On February 9, 2012, the U.S. Department of Justice, certain federal regulatory agencies, and forty-nine state attorneys general (Oklahoma is excluded) entered into a $25 billion settlement with the five largest mortgage servicers—Bank of America Corporation, JPMorgan Chase & Co., Wells Fargo Company, Citigroup, Inc. and Ally Financial, Inc. The settlement, which was approved by the U.S. District Court for the District of Columbia by consent judgments entered on April 5, 2012, provides for, among other things, payments to certain individuals whose homes have been foreclosed upon, the reduction of principal for certain other mortgagors, and the establishment of a broad array of new requirements and restrictions related to the servicing of residential mortgage loans (the “Servicing Standards”). While we are not a party to the settlement, certain of our clients have required us to implement some or most of the Servicing Standards when we service loans for them, and we expect current and future clients may require us to do so as well. Should this occur, our cost to service mortgage loans could be increased and our servicing income could be reduced by amounts that we do not believe will be material.

One of our strategies is to increase our originations and servicing of GSE mortgages (including through acquisitions or third party relationships), which could expose us to additional risks.

One of our strategies is to increase originations of mortgages, as well as servicing of mortgages, that are GSE-backed mortgages. There are a number of risks that we could be exposed to as we effectuate this strategy:

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In February 2012, the Federal Housing Finance Agency issued a report to Congress outlining various options for long-term reform of Fannie Mae and Freddie Mac. These options involve gradually reducing the role of Fannie Mae and Freddie Mac in the mortgage market and ultimately winding down both institutions such that the private sector provides the majority of mortgage credit. Any of these options are likely to result in higher mortgage rates in the future, which could have a negative impact on the mortgage origination business and on mortgage servicing.

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There are federal and state legislative and agency initiatives that could, once fully implemented, adversely affect this business. For instance, the risk retention requirement under the Dodd-Frank Act requires securitizers to generally retain a minimum beneficial interest in mortgage-backed securities they sell through a securitization. Once implemented, the risk retention requirement may result in higher costs of certain originations operations and impose additional compliance requirements to meet servicing and originations criteria for qualified residential mortgages. Lastly, certain proposed federal legislation would permit borrowers in bankruptcy to restructure mortgage loans secured by primary residences. Bankruptcy courts could, if this legislation is enacted, reduce the principal balance of a mortgage loan that is secured by a lien on mortgaged property, reduce the mortgage interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan. Any of the foregoing could also reduce the profitability of residential loans currently serviced by us or adversely affect our ability to sell mortgage loans originated by us or increase delinquency rates and, as a result, could adversely affect our business, financial condition or results of operations. In addition, the cost of servicing an increasingly delinquent residential loan portfolio may rise without a corresponding increase in servicing compensation.

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Delinquency rates can have a significant impact on our revenues and our expenses and the value of our MSRs. For example, an increase in delinquencies may result in lower revenues because, for some GSE business, we may only collect servicing fees for performing loans. Additionally, while increased delinquencies generate higher ancillary fees, including late fees, these fees are not likely to be recoverable in the event that the related loan is liquidated. In addition, an increase in delinquencies lowers the interest income we receive on cash held in collection and other accounts. Delinquencies can also increase our liability for servicing advances, as we may be required to advance certain payments early in a delinquency, and impact our liquidity. An increase in delinquencies will result in a higher cost to service due to the increased time and effort required to collect payments from delinquent borrowers. If we acquire portfolios of MSRs, the price we pay will depend on, among other things, our projections of the cash flows from the related pool of mortgage loans. Our expectation of delinquencies is a significant assumption underlying those cash flow projections. If delinquencies were significantly greater than expected, the estimated fair value of MSRs we acquire could be diminished. If the estimated fair value of MSRs is reduced, we could suffer a loss, which has a negative impact on our financial results and the benefits we would get from acquisitions.

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Loans that are GSE backed tend to be issued to higher quality borrowers with lower loan-to-value ratios. Accordingly, these borrowers can usually prepay such loans with ease through refinancings when mortgage rates decrease. Such prepayments will reduce the size of our MSR portfolio and our future servicing revenue. We make assumptions about prepayment rates, but such assumptions could be incorrect, or could be rendered incorrect through changes in interest rates. We may seek to hedge such risk but may be unsuccessful.

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In connection with loans that we originate, we expect to generally sell or securitize such loans to finance our future operations. In connection with the sale of mortgage loans, originators must make various representations and warranties concerning such loans that, if breached, require the originator to repurchase such loans or indemnify the purchaser of such loans for actual losses incurred in respect of such loans. These representations and warranties vary based on the nature of the transaction and the purchaser’s or insurer’s requirements but generally pertain to the ownership of the mortgage loan, the real property securing the loan and compliance with applicable laws and applicable lender and government-sponsored enterprises underwriting guidelines in connection with the origination of the loan. The aggregate unpaid principal balance of loans sold or serviced by us (or the UPB of certain portfolios that we may buy in future acquisitions) represents the maximum potential exposure related to loan repurchase and indemnification claims, including claims for breach of representation and warranty provisions. Due, in part, to elevated mortgage payment delinquency rates and declining housing prices, originators have experienced, and may in the future continue to experience, an increase in loan repurchase and indemnification claims due to actual or alleged breaches of representations and warranties in connection with the sale or servicing of mortgage loans. The estimation of our loan repurchase and indemnification liability is subjective and based upon our projections of the incidence of loan repurchase and indemnification claims, as well as loss severities. Given these trends, losses incurred in connection with such actual or projected loan repurchase and indemnification claims may be in excess of our estimates (including our estimate of liabilities we will assume in an acquisition and factor into our purchase price), and we may be required to increase such reserves and may sustain additional losses associated with such loan repurchase and indemnification claims in the future. Accordingly, increases to our reserves and losses incurred by us in connection with actual loan repurchases and indemnification payments in excess of our reserves could have a material adverse effect on our business, financial position, results of operations or cash flows.

Lender-placed insurance is under increased scrutiny by regulators and, in the event changes are made to current practices, it could result in damages and/or reduced income from commissions for the Green Tree insurance business and/or material changes to the revenues derived from our historical insurance business.

Under certain circumstances, when borrowers fail to provide hazard insurance on their residences, the owner or servicer of the loan may place such insurance to protect the collateral and passes the premium onto the borrower. Walter Investment’s historical practice had been to place the coverage with a third-party carrier which, in turn, reinsured some of the exposure with Walter Investment Reinsurance Co., Ltd., our wholly-owned subsidiary. This practice ended effective December 31, 2011. Green Tree’s insurance agency acts as an agent for this purpose by placing the insurance coverage with a third-party carrier and for which the agency earns a commission. Both practices have come under the scrutiny of regulators. As of February 13, 2013, no new regulations have been put into place which would affect these practices; however, we cannot be certain that Green Tree’s practice will not be restricted or even prohibited. Should this occur, the revenues from our insurance businesses could be significantly reduced or eliminated.

On March 14, 2012, Fannie Mae, a GSE for which Green Tree services mortgage loans, issued a servicing guide announcement related to lender-placed insurance, that, if not revised before its implementation date, would exclude from reimbursement by Fannie Mae any lender-placed insurance commission earned by an entity related to the servicer, such as Green Tree’s insurance agency. The original June 1, 2012 implementation date has been postponed indefinitely by Fannie Mae.

We may be subject to liability for potential violations of predatory lending and/or servicing laws, which could adversely impact our results of operations, financial condition and business.

Various federal, state and local laws have been enacted that are designed to discourage predatory lending and servicing practices. The Home Ownership and Equity Protection Act of 1994 (“HOEPA”) prohibits inclusion of certain provisions in residential loans that have mortgage rates or origination costs in excess of prescribed levels and requires that borrowers be given certain disclosures prior to origination. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. In addition, under the anti-predatory lending laws of some states, the origination of certain residential loans, including loans that are not classified as “high cost” loans under applicable law, must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a residential loan, for example, does not meet the test even if the related originator reasonably believed that the test was satisfied. Failure of residential loan originators or servicers to comply with these laws, to the extent any of their residential loans are or become part of our mortgaged-related assets, could subject us, as a servicer or as an assignee or purchaser, in the case of acquired loans, to monetary penalties and could result in the borrowers rescinding the affected residential loans. Lawsuits have been brought in various states making claims against originators, servicers, assignees and purchasers of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market. If our loans are found to have been originated in violation of predatory or abusive lending laws, we could incur losses, which could materially and adversely impact our results of operations, financial condition and business.

The expanding body of federal, state and local regulations and/or the licensing of loan servicing, collections or other aspects of our business, may increase the cost of compliance and the risks of noncompliance, and may be difficult for us to satisfy in a timely manner.

Our business is subject to extensive regulation by federal, state and local governmental authorities and is subject to various laws and judicial and administrative decisions imposing requirements and restrictions on a substantial portion of our operations. The volume of new or modified laws and regulations has increased in recent years. Some individual municipalities have begun to enact laws that restrict loan servicing activities, including delaying or preventing foreclosures or forcing the modification of certain mortgages. Further, federal legislation recently has been proposed which, among other things, also could hinder the ability of a servicer to foreclose promptly on defaulted residential loans or would permit limited assignee liability for certain violations in the residential loan origination process, and which could result in our being held responsible for violations in the residential loan origination process.

In addition, the U.S. government through the Federal Housing Administration (“FHA”), the FDIC, and the U.S. Department of the Treasury (“Treasury”), has commenced or proposed implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage foreclosures, such as the Hope for Homeowners program (permitting certain distressed borrowers to refinance their mortgages into FHA insured loans), Home Affordability Modification Program (“HAMP”), and the Secured Lien Program (involving, among other things, the modification of first-lien and second-lien mortgages to reduce the principal amount or the interest rate of loans or to extend the payment terms). Green Tree and Marix are HAMP approved servicers and would be affected by any changes to HAMP rules. Moreover, certain mortgage lenders and servicers have voluntarily, or as part of settlements with law enforcement authorities, established loan-modification programs relating to loans they hold or service. Moreover, state and federal regulators are believed to be considering new regulations relating to lender-placed insurance which could reduce the amount of insurance commission earned by the Green Tree insurance agency, or adversely impact our self insurance of our legacy insurance program. These loan-modification programs, future federal, state and local legislative or regulatory actions that result in modification of outstanding loans acquired by us, changes imposed on our insurance businesses as well as changes in the requirements to qualify for refinancing with or selling to Fannie Mae, Freddie Mac, or the Government National Mortgage Association (“Ginnie Mae”), may adversely affect the value of, and the returns on, such residential mortgage loans, insurance businesses and the potential growth of our business.

Furthermore, if regulators impose new or more restrictive requirements, as has been indicated by, amongst others, the CFPB, we may have difficulty satisfying these requirements in a timely manner and/or incur additional significant costs to comply with such requirements, which could further adversely affect our results of operations or financial condition. Our failure to comply with these laws and regulations could possibly lead to civil and criminal liability; loss of licensure; termination of our servicing and sub-servicing agreements; damage to our reputation in the industry; fines, penalties and litigation, including class action lawsuits; or administrative enforcement actions. Any of these outcomes could harm our results of operations or financial condition. We are unable to predict whether federal, state or local authorities will enact laws, rules or regulations that will require changes in our practices in the future and whether any such changes could adversely affect our cost of doing business and profitability.

Difficult conditions in the mortgage and real estate markets, financial markets and the economy generally may cause us to incur losses on our portfolio or otherwise to be unsuccessful in our business strategies. A prolonged economic slowdown, recession, period of declining real estate values or sustained high unemployment could materially and adversely affect us.

The implementation of our business strategies may be materially affected by the continuation of current conditions in the mortgage and housing markets, the financial markets, and the economy generally. Continuing concerns over unemployment, inflation, energy and health care costs, geopolitical issues, including political unrest in the Middle East and the possibility of credit defaults by several European countries, the availability and cost of credit, the mortgage market and the real estate market, and other factors have contributed to increased volatility and diminished expectations for the economy and markets going forward. The risks associated with our servicing business and any investments we may make will be more acute during periods of economic slowdown or recession, especially if these periods are accompanied by declining real estate values or sustained unemployment. A weakening economy, high unemployment and declining real estate values significantly increase the likelihood that borrowers will default on their debt service obligations. In this event we may incur losses on our investment portfolio because the value of any collateral we foreclose upon may be insufficient to cover the full amount of our investment or may take a significant amount of time to realize. In addition, the aforementioned circumstance may adversely affect the third-party servicing performed by Walter and its subsidiaries and any platforms we may acquire, including our receipt of servicing incentive fee compensation and the timing, amount and reimbursement of servicing advances made by us, and may further adversely affect or prolong our ability to successfully integrate Green Tree or to bring Marix into profitability.

Continued weakness in the mortgage and residential real estate markets could negatively affect our results of operations and financial condition, including causing credit and market value losses related to our holdings that could cause us to take charges and/or add to our allowance for loan losses in amounts that may be material.

The residential mortgage market in the United States has experienced significant levels of defaults, credit losses, and liquidity instability. These factors have impacted investor perception of the risks associated with the residential loans that we own. Continued or increased deterioration in the residential loan market may adversely affect the performance and market value of our current investments. Deterioration in home prices or the value of our portfolio could require us to take charges, or add to our allowance for loan losses, either or both of which may be material. The residential loan market also has been severely affected by changes in the lending landscape and there is no assurance that these conditions have stabilized or will not worsen.

A continued deterioration or a delay in any recovery in the residential mortgage market may also reduce the number of new mortgages that we originate, reduce the profitability of residential loans currently serviced by us or adversely affect our ability to sell mortgage loans originated by us or increase delinquency rates. Any of the foregoing could adversely affect our business, financial condition or results of operations. In addition, the cost of servicing an increasingly delinquent residential loan portfolio may rise without a corresponding increase in servicing compensation.

While limitations on financing initially were felt in the less-than-prime mortgage market, it appears that liquidity issues now also affect prime and Alt-A lending, with the curtailment of many product types. This has an adverse impact on new demand for homes, which continues to compress home ownership rates and has a negative impact on future home price performance. There is a strong correlation between home price growth rates and residential loan delinquencies. Market deterioration has caused us to expect increased credit losses related to our holdings and to sell some foreclosed real estate assets at a loss.

Risks Related to Our Business and our Recent Acquisitions

We may fail to realize the anticipated benefits of the Acquisitions, which could adversely affect the value of our common stock.

The success of our acquisitions of RMS, the MSR Asset Acquisition and the MetLife Platform Acquisition, and the future acquisition of S1L will depend, in part, on our ability to realize the anticipated benefits and cost savings from combining the businesses of the Company with these businesses and assets. Our ability to realize these anticipated benefits and cost savings is subject to certain risks including:

•	our ability to successfully combine the businesses with those of the Company;

•	whether the combined businesses will perform as expected;

•	the possibility that we paid more than the value we will derive from the acquisition;

•	the reduction of our cash available for operations and other uses;

•	the incurrence of significant indebtedness to finance the Acquisitions; and

•	the assumption of certain known and unknown liabilities of the acquired businesses.

If we are not able to successfully combine the businesses and assets with those of the Company within the anticipated time frame, or at all, the anticipated benefits and cost savings of the Acquisitions may not be realized fully, or at all, or may take longer to realize than expected, the combined businesses and assets may not perform as expected, and the value of our common stock may be adversely affected. It is possible that the integration of the businesses could result in the loss of key employees, both from our business and the acquired businesses, the disruption of each company’s ongoing businesses, unexpected integration issues, higher than expected integration costs and an overall post-closing integration process that takes longer than originally anticipated. Specifically, issues that must be addressed in the integration of our operations and to realize the anticipated benefits of the acquisition so the combined business performs as expected, include, among other things:

•	combining the companies’ business development and operations;

•	integrating the companies’ technologies and services;

•	harmonizing the companies’ operating practices, employee development and compensation programs, technology platforms, internal controls and other policies, procedures and processes;

•	consolidating the companies’ corporate, administrative and information technology infrastructure;

•	maintaining existing agreements with customers and avoiding delays in entering into new agreements with prospective customers and suppliers;

•	coordinating geographically dispersed organizations; and

•	successfully transferring large volumes of assets.

In addition, at times, the attention of certain members of the companies’ management and resources may be focused on the integration of the businesses of the two companies and diverted from day-to-day business operations, which may disrupt each of the companies’ ongoing business and the business of the combined company.

As the Company continues to grow in size, we may be subject to greater scrutiny by state and federal regulators than previously experienced by our Company.

As described under “Risks Related to Our Industry” above, as a result of the high residential mortgage foreclosure rate in general and reports of improper servicing practices by some mortgage servicers in particular, the mortgage servicing industry has been under increased scrutiny from state and federal regulators and other authorities. This scrutiny is more likely to target larger servicing organizations. See for example the risk factor related to the Federal Government/State Attorneys General of all 50 states having targeted five of the largest banks in the U.S. for review and reform of their servicing practices. Similarly, in November of 2010 the Federal Trade Commission (“FTC”) issued subpoenas to an unknown number of mortgage servicers, including Green Tree, requesting information on a broad range of subjects relating to the companies’ operations. In January 2012, Green Tree and a number of other banks and mortgage servicers received subpoenas from the New York State Department of Financial Services relating to their lender-placed insurance practices. And in September 2012, the CFPB issued civil investigative demands to a number of mortgage servicers, including Green Tree, requesting information on a broad range of subjects relating to the companies’ operations. Previously, the Company would not likely have received such requests for information. Also, as noted previously in this section, due to the large number of transfers of loans that we have undertaken, we will likely be subject to greater scrutiny by the CFPB. We cannot guarantee that any such investigations will not reveal violations of law or regulation that may adversely affect our business. Moreover, as a significantly larger company, the combined business is more likely to be investigated and we cannot assure you that such investigations would not reveal any improprieties in our past or present operations or those of the acquired businesses.

Certain aspects of our business are subject to factors that are beyond our control and/or not predictable with any degree of certainty. This unpredictability may adversely affect our projections, business plans, cash flows and business strategies in material ways.

We believe that there is a secular shift in mortgage servicing that is underway pursuant to which mortgage servicing currently performed by the largest banks is or will be shifted to specialized servicers like the Company. Such a shift for existing servicing business, however, is largely dependent upon the willingness and ability of the parties to transfer servicing rights. We cannot be certain that this shift will continue, nor do we have any control over the scope and/or timing of the parties’ efforts to transfer servicing. As a result, while we might receive assurances from our customers that new business may be coming to us, unless and until our customers secure the corresponding servicing rights and transfer the business, we cannot be certain that the new business will be consummated or that the volumes will correspond to previous assurances. In addition, some of our contracts contain periodic performance payments that are determined by formulas and/or are tied to the performance of our competitors. Inasmuch as we have little or no insight into the performance of our competitors in order that we might predict the ultimate payout of these incentives, it is difficult, if not impossible in some instances to predict with any certainty what the payout (if any) of the incentive payments will be. On December 18, 2012, the Federal Housing Authority (“FHA”) announced a moratorium on its HECM Standard fixed rate product. At the time this was the most popular form of reverse mortgage for customers. In addition, the FHA has stated that it intends to establish guidelines for conducting financial assessments of borrowers, and create escrow to pay for taxes and insurance. When these changes will go into effect and how they and the moratorium on HECM Standard fixed rate loans will affect our business is not clear at this time. This unpredictability of revenues may adversely affect our projections, business plans, cash flows and business strategies in material ways.

Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations.

We have substantial levels of indebtedness. On July 1, 2011, we entered into a $500 million first lien senior secured term loan (the “First Lien Senior Secured Term Loan”) and a $265 million second lien senior secured term loan (the “Second Lien Senior Secured Term Loan”) to partially fund the acquisition of Green Tree. Also on July 1, 2011, we entered into a $45 million senior secured revolving credit facility (the “Revolver” and together with the

First Lien Senior Secured Term Loan, the “First Lien Facility”), which was amended on July 17, 2012 to increase the commitment amount thereunder to $90 million and to permit additional incremental revolving commitments of $10 million. On October 23, 2012, we repaid in full the Second Lien Senior Secured Term Loan with proceeds from the Convertible Notes Offering. On November 28, 2012, we refinanced the First Lien Senior Secured Term Loan with our Secured Credit Facility, consisting of a $700.0 million Secured Term Loan and the $125 million Secured Revolving Facility. Our obligations under the Secured Credit Facility are guaranteed by substantially all of our domestic subsidiaries and are secured by substantially all of our and the guarantors’ assets. On January 31, 2013, we entered into an Incremental Amendment to our Secured Credit Agreement and drew the full amount under our $825.0 million Incremental Secured Credit Facility.

As of September 30, 2012, we had approximately $792.0 million of indebtedness outstanding, all of which was secured, including total outstanding indebtedness under the then existing first lien senior secured term loan and second lien senior secured term loan of $425.0 million and $265.0 million, respectively.

As of September 30, 2012, we and our subsidiaries had $100.8 million of secured indebtedness outstanding under a Mortgage Servicing Rights Credit Agreement, a Servicer Advance Reimbursement Agreement and a Receivables Loan Agreement and other indebtedness of $1.2 million outstanding.

As of September 30, 2012, after giving effect to the incurrence of indebtedness under the Secured Credit Agreement and the Incremental Secured Facility and the Acquisitions, our total indebtedness would have been approximately $2.8 billion, all of which was secured.

All of these amounts of indebtedness exclude (i) intercompany indebtedness, (ii) guarantees under our Secured Credit Facility and the Incremental Secured Credit Facility and (iii) mortgage-backed and asset-backed notes and a variable funding loan facility, both of which are non-recourse to us and our subsidiaries.

Our high level of indebtedness could have important consequences, including:

•	increasing our vulnerability to downturns or adverse changes in general economic, industry or competitive conditions and adverse changes in government regulations;

•

requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates as certain of our unhedged obligations are at a variable rate of interest;

•	limiting our ability to make strategic acquisitions or causing us to make nonstrategic divestitures;

•

limiting our ability to obtain additional financing for working capital, capital expenditures, product or service line development, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors with lower debt levels.

We and our subsidiaries have the ability to incur additional indebtedness in the future, subject to the restrictions contained in our Secured Credit Agreement which restrictions may change if we repay or refinance the indebtedness under the Secured Credit Agreement and the Incremental Secured Facility. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify.

We may not be able to generate sufficient cash to service all of our indebtedness and may not be able to refinance our indebtedness on favorable terms. If we are unable to do so, we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control including the risk factors as set forth in this prospectus and the documents incorporated by reference in this prospectus. We cannot assure you we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

In addition, we conduct some of our operations through our subsidiaries and may conduct some activities through joint ventures. Accordingly, repayment of our indebtedness is also dependent on the generation of cash flow by our subsidiaries and could depend on the generation of cash flow by joint venture partners and their ability to make such cash available to us by dividend, debt repayment or otherwise. Our subsidiaries or other ventures may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness. Each subsidiary and each joint venture would be a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries and such entities. As an equity investor in our subsidiaries and any future joint ventures, our right to receive assets upon their liquidation or reorganization will be effectively subordinated to the claims of their creditors. To the extent that we are recognized as a creditor of such subsidiaries or any future joint ventures, our claims may still be subordinate to any security interest in or other lien on the assets and to any of their debt or other obligations that are senior to our claims.

We may find it prudent or necessary to refinance our existing indebtedness. Our ability to refinance our indebtedness on favorable terms, or at all, is directly affected by the current global economic and financial conditions. In addition optional prepayment of our existing indebtedness can be subject to the payment of prepayment premiums. In addition, our ability to incur secured indebtedness (which would generally enable us to achieve better pricing than the incurrence of unsecured indebtedness) depends in part on the value of our assets, which depends, in turn, on the strength of our cash flows and results of operations, and on economic and market conditions and other factors.

If our cash flows and capital resources are insufficient to fund our debt service obligations or we are unable to refinance our indebtedness, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions, or the proceeds from the dispositions may not be adequate to meet any debt service obligations then due.

Our debt agreements contain covenants that restrict our operations and may inhibit flexibility in operating our business and increasing revenues.

Our Secured Credit Agreement, including our Incremental Secured Credit Facility, contains various covenants that limit our ability to engage in specified types of transactions. These covenants limit our and certain of our subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell or transfer assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

Under our Secured Credit Agreement, we are required to satisfy and maintain specified financial ratios. Our ability to meet those financial ratios can be affected by events beyond our control, and there can be no assurance we will continue to meet those ratios. A breach of any of these covenants could result in a default under our Secured Credit Agreement. Upon the occurrence of an event of default under these agreements, the lenders thereunder could elect to declare all amounts outstanding under the Secured Credit Agreement to be immediately due and payable and to terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under the Secured Credit Agreement could proceed against the collateral granted to them to secure such indebtedness. If the lenders under the Secured Credit Agreement were to demand immediate repayment of the amounts outstanding thereunder, there can be no assurance there we will have sufficient assets to repay amounts due under the Secured Credit Agreement and our other indebtedness.

We may incur additional debt in connection with pending or future potential acquisitions and other pipeline transactions which would increase the risks described above.

We recently refinanced our First Lien Facility through new debt financing that reduces our interest costs and also permits us to incur additional incremental debt and warehouse debt and purchase additional MSRs and related assets. On January 31, 2013, we incurred additional incremental debt under our Incremental Secured Credit Facility in an amount of $825.0 million. We may incur more additional indebtedness or assume additional indebtedness in connection with pending or future potential acquisitions and other pipeline transactions. Any such indebtedness could increase our leverage and the risks we face from indebtedness described above.

Changes in interest rates could lead to increased prepayment rates, which could materially and adversely affect the value of our mortgage servicing rights and could have a material adverse effect on our business, financial position, results of operations or cash flows.

Changes in interest rates are a key driver of the performance of our servicing segment, particularly with respect to portfolios consisting primarily of MSRs related to prime loans, as the values of our mortgage servicing rights are highly sensitive to changes in interest rates. Historically, the value of MSRs have increased when interest rates rise as higher interest rates lead to decreased prepayment rates, and have decreased when interest rates decline due as lower interest rates lead to increased prepayment rates. From time to time we may use various derivative financial instruments to provide a level of protection against such interest rate risk. However, no hedging strategy can protect us completely, and hedging strategies may fail because they are improperly designed, improperly executed and documented or based on inaccurate assumptions and, as a result, could actually increase our risks and losses. See “—Failure to hedge effectively against interest rate changes may adversely affect results of operations.” As a result, substantial volatility in interest rates materially affects our servicing segment, as well as our consolidated financial position, results of operations and cash flows.

Failure to hedge effectively against interest rate changes may adversely affect results of operations.

The Company has from time to time used various derivative financial instruments to provide a level of protection against interest rate risks. In the future we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest cap agreements and interest rate swap agreements. No hedging strategy can protect us completely. The derivative financial instruments that we select may not have the effect of reducing our interest rate risks. In addition, the nature and timing of hedging transactions may influence the effectiveness of these strategies. Poorly designed strategies, improperly executed and documented transactions or inaccurate assumptions could actually increase our risks and losses. In addition, hedging strategies involve transaction and other costs. Our hedging strategies and the derivatives that we use may not be able to adequately offset the risks of interest rate volatility and our hedging transactions may result in or magnify losses. Furthermore, interest rate derivatives may not be available at all, or at favorable terms, particularly during economic downturns. Any of the foregoing risks could adversely affect our business, financial condition or results of operations. Additional risks related to hedging include:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	a court could rule that such an agreement is not legally enforceable.

We would expect to enter into contracts with major financial institutions only based on their credit rating and other factors, but our Board of Directors may choose to change this policy in the future. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations.

While increasing our servicing portfolio is a key part of our strategy, this strategy carries certain risks and we may not be able to achieve our goals.

A key component of our strategy is to increase our servicing business. We have grown this business rapidly over the past several years, due to additions of subservicing contracts, acquisitions of servicing portfolios and our acquisition of Green Tree and we intend to continue to grow our portfolio through similar actions, including the currently pending Acquisitions described under the heading “Summary—Recent Developments—Acquisition and Investment Activities”. This strategy creates a number of risks for us:

•

Other mortgage servicers have suffered operational deficiencies and, in rare instances company failures, due to the operational risks associated with servicing mortgages and / or a rapid expansion. Deficiencies in other servicers have included deterioration in operating margins due to increased costs, deterioration in servicing metrics (e.g., delinquency rates, call center metrics, account reconciliations or investor reporting), which, if they were to occur to us, could adversely affect our results of operations, and could also lead to potential violations of governmental regulations followed by enforcement and fines.

•

Our existing servicing portfolio will decline over time, as mortgages are repaid, prepaid or discharged. While we will seek to replenish our servicing portfolio through the addition of subservicing contracts, MSR purchases, originations or acquisitions, we cannot assure you that we will be successful in developing this business. There is significant competition existing in the sector and the supply of servicing portfolios may decline over the next few years as the opportunity created by the financial crisis ebbs. The competition for new portfolios could increase the prices we may need to pay for such portfolios or reduce subservicing margins. If we are unable to grow our portfolios, our future growth and operating results will be adversely affected, which will adversely affect our stock price.

We use estimates in determining the fair value of certain assets. If our estimates prove to be incorrect, we may be required to write down the value of these assets which could adversely affect our earnings.

We estimate the fair value of our assets and liabilities by calculating the present value of expected future cash flows utilizing assumptions that we believe are used by market participants. The methodology used to estimate these values is complex and uses asset-specific collateral data and market inputs for interest and discount rates and liquidity dates.

Valuations are highly dependent upon the reasonableness of our assumptions and the predictability of the relationships that drive the results of our valuation methodologies. If prepayment speeds increase more than estimated, delinquency and default levels are higher than anticipated or financial market illiquidity continues beyond our estimate, we may be required to write down the value of certain assets which could adversely affect our earnings.

We might not be able to maintain or grow our business if we cannot identify and acquire mortgage servicing rights or enter into additional subservicing agreements on favorable terms.

Our servicing portfolio is subject to “run-off,” meaning that mortgage loans serviced by us may be repaid at maturity, prepaid prior to maturity, refinanced with a mortgage not serviced by us or liquidated through foreclosure, deed-in-lieu of foreclosure or other liquidation process or repaid through standard amortization of principal. As a result, our ability to maintain the size of our servicing portfolio depends on our ability to acquire the rights to service additional pools of residential loans. We believe there are significant business opportunities in our business development “pipeline” of potential transactions. However, we may not be able to acquire servicing rights or enter into additional subservicing agreements on terms favorable to us nor do we control the decision to transfer servicing to us. In determining the purchase price for both servicing rights and subservicing, management makes certain assumptions, many of which are beyond our control, including, among other things:

•	origination vintage and geography;

•	loan to value ratio;

•	stratification of FICO scores;

•	the rates of prepayment and repayment within the underlying pools of mortgage loans;

•	projected rates of delinquencies, defaults and liquidations;

•	future interest rates;

•	our cost to service the loans;

•	incentive and ancillary fee income; and

•	amounts of future servicing advances.

As a result, we may not be successful in completing acquisitions or may overpay or not realize anticipated benefits of acquisitions in our business development pipeline. See “—Risks Related to our Acquisitions—We may not realize all of the anticipated benefits of the RMS Acquisition or potential future acquisitions or joint venture investments, including the Acquisitions, which could adversely affect our business, financial condition and results of operations.”

Our Investment Management business may be subject to liability arising out of the performance of its duties providing investment management and other related services to an investment fund, and our reputation, business and operations could be adversely affected by regulatory compliance failures related to investment adviser activities.

One of Green Tree’s subsidiaries, Green Tree Investment Management LLC (“GTIM”), jointly manages an investment fund focused on distressed mortgage-related assets. Under the relevant sub-advisory agreement for the fund, GTIM is exempted from liability for any claim, loss or cost arising out of, or in connection with, the performance of its duties, except GTIM is not exculpated from liability arising from losses caused by its gross negligence or willful misconduct or as otherwise provided under applicable federal securities laws. In addition, GTIM may expand its activities in this area and, depending on the terms of any future advisory agreements they may enter into, this liability could be increased. GTIM became a registered investment adviser under the federal Investment Advisers Act of 1940 (the “IAA”) on March 30, 2012. A failure by GTIM to comply with the obligations imposed by the IAA on investment advisers, including record-keeping, advertising and operating requirements, disclosure obligations and prohibitions on fraudulent activities, could result in investigations, sanctions and reputational damage.

The owners of certain loans we service or subservice, may, under certain circumstances, terminate our mortgage servicing rights or subservicing contracts, respectively.

As is standard in our industry, under the terms of our master servicing agreements with GSEs and other customers, our customers have the right to terminate us as the servicer of the loans we service on their behalf if we default pursuant to the terms and conditions of the servicing agreement; and in some agreements the servicing can be transferred without cause (although in this case the servicer typically receives the fair value of the servicing rights). Under our subservicing contracts, the primary servicers for whom we conduct subservicing activities have the right to terminate our subservicing rights with or without cause, with generally 60 to 90 days’ notice. In some instances, the subservicing contracts require payment of a deboarding fee upon transfer while in other instances there is little to no compensation. We expect to continue to acquire subservicing rights under terms and conditions which could exacerbate these risks.

If we were to have our servicing or subservicing rights terminated on a material portion of our servicing portfolio, this could adversely affect our business, financial condition, results of operations and stock price.

Unlike competitors that are banks, we are subject to state licensing requirements and substantial compliance costs.

Because we are not a depository institution, we do not benefit from a federal exemption to state mortgage banking, loan servicing or debt collection licensing and regulatory requirements. We must comply with state licensing requirements in all fifty states and the District of Columbia, and we are sensitive to regulatory changes that may increase our costs through stricter licensing laws, disclosure laws or increased fees or that may impose conditions to licensing that we or our personnel are unable to meet. Future state legislation and changes in regulation may significantly increase the compliance costs on our operations or reduce the amount of ancillary fees, including late fees that we may charge to borrowers. This could make our business cost-prohibitive in the affected state or states and could materially affect our business.

Our business would be adversely affected if we lose our licenses.

Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations. In most states in which we operate, a regulatory agency regulates and enforces laws relating to mortgage servicing companies and mortgage origination companies such as us. These rules and regulations generally provide for licensing as a mortgage servicing company, mortgage origination company, debt collection agency or third party default specialist, as applicable, requirements as to the form and content of contracts and other documentation, licensing of our employees and employee hiring background checks, licensing of independent contractors with whom we contract, restrictions on collection practices, disclosure and record-keeping requirements and enforcement of borrowers’ rights. In certain states, we are subject to periodic examination by state regulatory authorities. Some states in which we operate require special licensing or provide extensive regulation of our business.

We believe that we maintain all material licenses and permits required for our current operations and are in substantial compliance with all applicable federal, state and local regulations. We may not be able to maintain all requisite licenses and permits, and the failure to satisfy those and other regulatory requirements could result in a default under our servicing agreements and have a material adverse effect on our operations. Those states that currently do not provide extensive regulation of our business may later choose to do so, and if such states so act, we may not be able to obtain or maintain all requisite licenses and permits. The failure to satisfy those and other regulatory requirements could result in a default under our servicing agreements and have a material adverse effect on our operations. Furthermore, the adoption of additional, or the revision of existing, rules and regulations could adversely affect our business, financial condition or results of operations.

We may incur litigation costs and related losses if the validity of a foreclosure action is challenged by a borrower or if a court overturns a foreclosure.

We may incur costs if we are required to, or if we elect to, execute or re-file documents or take other action in our capacity as a servicer in connection with pending or completed foreclosures. We may incur litigation costs if the validity of a foreclosure action is challenged by a borrower. If a court were to overturn a foreclosure because of errors or deficiencies in the foreclosure process, we may have liability to a title insurer of the property sold in foreclosure. These costs and liabilities may not be legally or otherwise reimbursable to us, particularly to the extent they relate to securitized mortgage loans. In addition, if certain documents required for a foreclosure action are missing or defective, we could be obligated to cure the defect or repurchase the loan. A significant increase in litigation costs could adversely affect our liquidity, and our inability to be reimbursed for servicing advances could adversely affect our business, financial condition or results of operations.

We are required to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances.

During any period in which a borrower is not making payments, we are required under some of our servicing agreements to advance our own funds to meet contractual principal and interest remittance requirements for investors, and pay property taxes, insurance premiums, legal expenses and other protective advances. We also advance funds to maintain, repair and market real estate properties on behalf of investors. Our obligation to make such advances may increase in connection with any pending or potential future acquisitions of servicing portfolios. As home values change, we may have to reconsider certain of the assumptions underlying our decisions to make advances and, in certain situations, our contractual obligations may require us to make certain advances for which we may not be reimbursed. In addition, in the event a mortgage loan serviced by us defaults or becomes delinquent, the repayment to us of the advance may be delayed until the mortgage loan is repaid or refinanced or a liquidation occurs. A delay in our ability to collect an advance may adversely affect our liquidity, and our inability to be reimbursed for an advance could adversely affect our business, financial condition or results of operations.

 A downgrade in our servicer ratings could have an adverse effect on our business, financial condition or results of operations.

Standard & Poor’s, Moody’s and Fitch rate us as a residential loan servicer. Our current ratings from the rating agencies are important to the conduct of our loan servicing business. These ratings may be downgraded in the future. Any such downgrade could adversely affect our business, financial condition or results of operations.

We depend on the accuracy and completeness of information about borrowers and counterparties and any misrepresented information could adversely affect our business, financial condition and results of operations.

In deciding whether to extend credit or to enter into other transactions with borrowers and counterparties, we may rely on information furnished to us by or on behalf of borrowers and counterparties, including financial statements and other financial information. We also may rely on representations of borrowers and counterparties as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors. While we have a practice of independently verifying the borrower information that we use in deciding whether to extend credit or to agree to a loan modification, including employment, assets, income and credit score, if any of this information is intentionally or negligently misrepresented and such misrepresentation is not detected prior to loan funding, the value of the loan may be significantly lower than expected. Whether a misrepresentation is made by the loan applicant, the mortgage broker, another third party or one of our employees, we generally bear the risk of loss associated with the misrepresentation. We have controls and processes designed to help us identify misrepresented information in our loan originations operations. We, however, may not have detected or may not detect all misrepresented information in our loan originations or from our business clients. Any such misrepresented information could adversely affect our business, financial condition and results of operations.

Technology failures or cyber-attacks against us or our vendors could damage our business operations and reputation, increase our costs, and result in significant third party liability.

The financial services industry as a whole is characterized by rapidly changing technologies. System disruptions and failures caused by fire, power loss, telecommunications failures, unauthorized intrusion (cyber-attack), computer viruses and disabling devices, natural disasters and other similar events, may interrupt or delay our ability to provide services to our borrowers. Security breaches, acts of vandalism and developments in computer intrusion capabilities could result in a compromise or breach of the technology that we use to protect our borrowers’ personal information and transaction data. Systems failures could result in reputational damage to our business and cause us to incur significant costs and third party liability, and this could adversely affect our business, financial condition or results of operations.

We may be unable to protect our technology or keep up with the technology of our competitors.

We rely on proprietary and licensed software, and other technology, proprietary information and intellectual property to operate our business and to provide us with a competitive advantage. However, we may be unable to maintain and protect, or prevent others from misappropriating or otherwise violating, our rights in such software, technology, proprietary information and intellectual property. In addition, competitors may be able to develop software and technologies that are as good as or better than our software and technology without violating our rights, which could put us at a disadvantage. Our failure to maintain, protect and continue to develop our software, technology, proprietary information and intellectual property could adversely affect our business, financial condition or results of operations.

Any failure of our internal security measures or those of our vendors, or breach of our privacy protections could cause harm to our reputation and subject us to liability.

In the ordinary course of our business, we receive and store certain confidential nonpublic information concerning borrowers including names, addresses, social security numbers and other confidential information. Additionally, we enter into third party relationships to assist with various aspects of our business, some of which require the exchange of confidential borrower information. Although we have put in place a comprehensive information security program that we monitor and update as needed, if a third party were to compromise or breach our security measures or those of the vendors, through electronic, physical or other means, and misappropriate such information, it could cause interruptions in our operations, expose us to significant liabilities, reporting obligations, remediation costs and damage to our reputation. Significant damage to our reputation or the reputation of our clients, could negatively impact our ability to attract or retain clients. Any of the foregoing risks could adversely affect our business, financial condition or results of operations.

While we have obtained insurance to cover us against certain cyber security risks and information theft, there can be no guarantee that all losses will be covered or that the insurance limits will be sufficient to cover such losses.

We have obtained insurance coverage that protects us against losses from unauthorized penetration of company technology systems, employee theft of customer and/or company private information, and company liability for third party vendors who mishandle company information. This insurance includes coverage for third party losses as well as costs incidental to a breach of company systems such as notification, credit monitoring and ID theft resolution services. However, there can be no guarantee that every potential loss due to cyber attack or theft of information has been insured against, nor that the limits of the insurance we have acquired will be sufficient to cover all such losses.

Legal proceedings and related costs may increase and could adversely affect our financial results.

We are routinely involved in legal proceedings concerning matters that arise in the ordinary course of our business. The Acquisitions and other pending or potential future acquisitions will increase the risk that we will be sued. The outcome of these proceedings may adversely affect our financial results. In addition, a number of participants in our industry have been the subject of class action lawsuits and regulatory actions by states’ attorneys general and federal regulators. Litigation and other proceedings may require that we pay attorneys’ fees, settlement costs, damages, penalties or other charges, which could adversely affect our financial results.

Governmental and regulatory investigations, both state and federal are increasing in all areas of our business. The costs of responding to the investigations can be substantial. In addition, government-mandated changes from investigations or otherwise, to servicing practices could lead to higher costs and additional administrative burdens, in particular regarding record retention and informational obligations.

Negative public opinion could damage our reputation and adversely affect our earnings.

Reputational risk, or the risk to our business, earnings and capital from negative public opinion, is inherent in our business. Negative public opinion can result from our actual or alleged conduct in any number of activities, including lending, loan servicing, debt collection practices, and corporate governance, and from actions taken by government regulators and community organizations in response to those activities. Negative public opinion can also result from media coverage, whether accurate or not. Negative public opinion can adversely affect our ability to attract and retain customers, counterparties and employees and can expose us to litigation and regulatory action. Although we take steps to minimize reputation risk in dealing with our customers and communities, this risk will always be present in our organization.

The industry in which we operate is concentrated and highly competitive, and, to the extent we fail to meet these competitive challenges, it would have a material adverse effect on our business, financial position, results of operations or cash flows.

We operate in a concentrated and highly competitive industry that could become even more competitive as a result of economic, legislative, regulatory or technological changes. A majority of the loans we service are controlled by relatively few entities, in particular GSEs. Competition to service mortgage loans and for mortgage loan originations comes primarily from commercial banks and savings institutions. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources, typically have access to greater financial resources and lower funding costs. All of these factors place us at a competitive disadvantage. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more favorable relationships than we can. Competition to service residential loans may result in lower margins based on our servicing model. Because of the relatively limited number of customers, our failure to meet the expectations of any customer could materially impact our business. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition or results of operations.

Changes in interest rates could materially and adversely affect our volume of mortgage loan originations or reduce the value of our mortgage servicing rights, either of which could have a material adverse effect on our business, financial position, results of operations or cash flows.

Changes in and the level of interest rates are key drivers of our mortgage loan originations and mortgage loan refinancing activity, in particular. The level of interest rates is significantly affected by monetary and related policies of the federal government, its agencies and government-sponsored enterprises, which are particularly affected by the policies of the Board of Governors of the Federal Reserve System (“Federal Reserve Board”) that regulates the supply of money and credit in the United States. The Federal Reserve Board’s policies, including initiatives to stabilize the U.S. housing market and to stimulate overall economic growth, affect the size of the mortgage loan origination market, the pricing of our interest-earning assets and the cost of our interest-bearing liabilities. Changes in any of these policies are beyond our control, difficult to predict, particularly in the current economic environment, and could have a material adverse effect on our business, financial position, results of operations or cash flows.

Historically, rising interest rates have generally been associated with a lower volume of loan originations and lower pricing margins due to a disincentive for borrowers to refinance at a higher interest rate, while falling interest rates have generally been associated with higher loan originations and higher pricing margins, due to an incentive for borrowers to refinance at a lower interest rate. Our ability to generate positive cash flows on mortgage loans is significantly dependent on our level of mortgage loan originations. Accordingly, increases in interest rates could materially and adversely affect our mortgage loan origination volume, which could have a material and adverse effect on our overall business, consolidated financial position, results of operations or cash flows. In addition, changes in interest rates may require us to post additional collateral under certain of our financing arrangements and derivative agreements which could impact our liquidity.

Changes in interest rates are also a key driver of the performance of our mortgage servicing business as the values of our MSRs are highly sensitive to changes in interest rates. Historically, the value of our MSRs have increased when interest rates rise and have decreased when interest rates decline due to the effect those changes in interest rates have on prepayment estimates, with changes in fair value of our MSRs being included in our consolidated results of operations. Substantial volatility in interest rates materially affects our mortgage servicing business, as well as our consolidated financial position, results of operations and cash flows.

Credit facilities (including term loans and revolving facilities), warehouse facilities, structured financing arrangements, securitizations and other forms of term debt, in addition to transaction or asset-specific financing arrangements that we may use to finance our investments, may contain restrictions, covenants, and representations and warranties that restrict our operations or may require us to provide additional collateral and may restrict us from leveraging our assets as fully as desired.

We may use credit facilities (including term loans and revolving facilities), warehouse facilities, structured financing arrangements, securitizations and other forms of term debt, in addition to transaction or asset-specific financing arrangements, to finance investment purchases. Such financing facilities may contain restrictions, covenants, and representations and warranties that, among other conditions, require us to satisfy specified financial and asset quality tests and may restrict our ability to, among other actions, incur or guarantee additional debt, make certain investments or acquisitions, make distributions on or repurchase or redeem capital stock, engage in mergers or consolidations, grant liens or such other conditions as the lenders may require. If we fail to meet or satisfy any of these covenants or representations and warranties, we would be in default under these agreements and our lenders could elect to declare any and all amounts outstanding under the agreements immediately due and payable, enforce their respective interests against collateral pledged under such agreements, and restrict our ability to make additional borrowings. These financing agreements also may contain cross-default provisions, such that if a default occurs under any one agreement, the lenders under our other agreements also could declare a default.

Our current and possible future use of securitization financings with over-collateralization requirements may have a negative impact on our cash flow.

The terms of our current securitizations generally provide, and those that we may sponsor in the future typically will provide, that the principal amount of assets must exceed the principal balance of the related bonds by a certain amount, commonly referred to as over-collateralization. Our securitization terms now provide, and we anticipate that future securitization terms will provide, that, if certain delinquencies or losses exceed specified levels based on the analysis by the lenders or the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the bonds, the required level of over-collateralization may be increased, or may be prevented from decreasing as would otherwise be permitted, if losses or delinquencies did not exceed those levels. Other tests (based on delinquency levels or other criteria) may restrict our ability to receive net income from assets collateralizing the obligations. We cannot assure you that the performance tests will be satisfied. Given recent volatility in the securitization market, rating agencies may depart from historic practices for securitization financings, which would make such financings more costly. Failure to obtain favorable terms with regard to these matters may materially and adversely affect our net income. If our assets fail to perform as anticipated, our over-collateralization or other credit enhancement expense associated with our securitization financings will increase.

Our existing securitization trusts contain servicer triggers that, if exceeded, could result in a significant reduction in cash flows to us.

Some of our existing securitization trusts contain delinquency and loss triggers that, if exceeded, allocate any excess over-collateralization to paying down the bonds for the securitization at an accelerated pace rather than releasing the excess cash to us. Two of our existing securitizations have exceeded delinquency and cumulative loss rate triggers. Mid-State Capital Corporation 2006-1 Trust (“Trust 2006-1”) exceeded the delinquency and cumulative loss rate triggers and has not provided any excess cash flow to us since January 2008 while Mid-State Capital Corporation 2005-1 Trust (“Trust 2005-1”), exceeded the delinquency rate trigger beginning in September 30, 2012. At September 30, 2012, Trust 2006-1 held mortgage loans with an outstanding principal balance of

$162.8 million and a book value of $156.5 million, with collateralized bonds issued by Trust 2006-1 having an outstanding principal balance of $155.4 million. At September 30, 2012, Trust 2005-1 held mortgage loans with an outstanding principal balance of $159.6 million and a book value of $154.8 million, with collateralized bonds issued by Trust 2005-1 having an outstanding principal balance of $140.8 million.

All of our other securitization trusts have experienced some level of delinquencies and losses, and, if any of these trusts were to exceed their respective triggers or if we are unable to cure the triggers already exceeded, any excess cash flow from such trusts would not be available to us and, as a result, we may not have sufficient sources of cash to meet our operating needs.

Residential loans are subject to risks, including borrower defaults or bankruptcies, special hazard losses, declines in real estate values, delinquencies and fraud.

During the time that we hold residential loans we are subject to risks on the underlying loans from borrower defaults and bankruptcies and from special hazard losses, such as those occurring from earthquakes, hurricanes or floods that are not covered by standard hazard insurance. If a default occurs on any residential loan we hold, we may bear the risk of loss of principal to the extent of any deficiency between the value of the mortgaged property plus any payments from any insurer or guarantor, and the amount owing on the loan. Defaults on residential loans historically coincide with declines in real estate values, which are difficult to anticipate and may be dependent on local economic conditions. Increased exposure to losses on residential loans can reduce the value of our portfolio.

The lack of liquidity in our portfolio may adversely affect our business.

We have invested in residential loans that are not liquid. It may be difficult or impossible to obtain third party pricing on the residential loans that we purchase. Illiquid investments typically experience greater price volatility as a ready market does not exist. In addition, validating third party pricing for illiquid investments may be more subjective than more liquid investments. The illiquidity of our residential loans may make it difficult for us to sell such residential loans if the need or desire arises. In addition, if we are required to quickly liquidate all or a portion of our portfolio, we may realize significantly less than the value at which we have previously recorded our portfolio. As a result, our ability to assess or vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations or financial condition.

If we fail to maintain an effective system of internal controls, we may not be able to accurately determine our financial results or prevent fraud. As a result, our stockholders could lose confidence in our financial results, which could harm our business and the market value of our common stock.

Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley” or “SOX”) requires us to evaluate and report on our internal controls over financial reporting and have our independent auditors issue their own opinion on our internal control over financial reporting. Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Green Tree, which at the time of acquisition was a private company and not subject to the requirements of Sarbanes-Oxley, must be brought into compliance with SOX reporting standards. We may in the future discover areas of internal controls at Green Tree that do not exist or that need improvement. We cannot be certain that we will be successful in establishing or maintaining adequate control over our financial reporting and financial processes. Furthermore, as we grow our business, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls remain effective. If we or our independent auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market value of our shares of common stock. In addition, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such weaknesses or deficiencies and management may not be able to remediate the same in a timely manner.

We use, and will continue to use, analytical models and data in connection with the pricing of new business and the valuation of our future investments, and any incorrect, misleading or incomplete information used in connection therewith may subject us to potential risks.

Given the complexity of our proposed future investments and strategies, we rely, and will continue to rely, on analytical models and information and data, some of which is supplied by third parties. Should our models or such data prove to be incorrect or misleading, any decision made in reliance thereon exposes us to potential risks. Some of the analytical models that we use or will be used by us are predictive in nature. The use of predictive models has inherent risks and may incorrectly forecast future behavior, leading to potential losses. We also use and will continue to use valuation models that rely on market data inputs. If incorrect market data is input into a valuation model, even a tested and well-respected valuation model, it may provide incorrect valuations and, as a result, could provide adverse actual results as compared to the predictive results.

Following the Acquisitions or potential future acquisitions or joint venture transactions or as a result of the acquisitions already completed, we may not be successful in retaining employees of any business, or in conveying the knowledge of our long-serving personnel to newly hired personnel and retaining our internal culture.

We regularly explore opportunities to grow our business, including through acquiring companies. Uncertainty about the effect of any such acquisition on the combined company’s employees may have an adverse effect on us, and consequently the combined business. This uncertainty may impair our ability to retain management and key personnel of the acquired business. Employee retention may be particularly challenging as employees may experience uncertainty about their future roles with the combined business. If key employees of the acquired business depart because of issues relating to the uncertainty and difficulty of integration, financial incentives or a desire not to continue as employees of the combined business, we may have to incur significant costs in identifying, hiring and retaining replacements for departing employees, which could reduce our ability to realize the anticipated benefits of the acquisition.

In addition, much of our success can be attributed to the knowledge, experience, and loyalty of our key management and other personnel who have served us for many years. As we grow and expand our operations, we will need to incorporate employees from acquired businesses and hire new employees to implement our business strategies. It is important that the knowledge and experience of our senior management and our overall philosophies, business model, and operational standards, including our differentiated “high-touch” approach to servicing, are adequately conveyed to, and shared by, these new members of our team. At the same time, we must ensure that our hiring and retention practices serve to maintain our internal culture. If we are unable to achieve these integration objectives, our growth could come at a risk to our business model, which has been a major underlying component of our success.

We may change our investment and operational policies without stockholder consent, which may adversely affect the market value of our common stock.

Our Board of Directors determines our operational policies and may amend or revise such policies, including our policies with respect to acquisitions, dispositions, growth, operations or indebtedness, or approve transactions that deviate from these policies, without a vote of, or notice to, our stockholders. Operational policy changes could adversely affect the market value of our common stock.

Risks Related to our Acquisitions

We may not realize all of the anticipated benefits of the RMS Acquisition or potential future acquisitions or joint venture investments, including the Acquisitions, which could adversely affect our business, financial condition and results of operations.

We periodically explore opportunities to grow our business by adding subservicing contracts to our portfolios through one time transfers and flow agreements and by acquiring additional MSR assets and platforms and growing our originations business. Our ability to realize the anticipated benefits of pending or potential future acquisitions will depend, in part, on our ability to scale-up to appropriately service any such assets, and integrate the businesses of such acquired companies with our business.

The process of acquiring assets or companies may disrupt our business and may not result in the full benefits expected. The risks associated with acquisitions and joint venture investments and agreements include, among others:

•	uncoordinated market functions;

•	unanticipated issues in integrating information, communications and other systems;

•	unanticipated incompatibility of purchasing, logistics, marketing and administration methods;

•	unanticipated liabilities associated with the acquired business or assets or joint venture;

•	additional costs or capital requirements beyond forecasted amounts;

•	lack of expected synergies or failure to realize the anticipated benefits we expect to realize from the acquisition or joint venture;

•	not retaining key employees; and

•	the diversion of management’s attention from ongoing business concerns.

The acquisition of businesses also requires integration of systems, procedures and personnel of the acquired entity into our company to make the transaction economically successful. The creation of a joint venture similarly requires integration of systems, procedures and personnel from the participating joint venture partners. These integration processes are complicated and time consuming and can be disruptive to the borrowers of the loans serviced by the subject business. If the integration process is not conducted successfully and with minimal effect on the subject business and its borrowers, we may not realize the anticipated economic benefits of particular acquisitions or joint ventures within our expected timeframe, and we may lose subservicing business or employees of such business. We may also experience a greater than anticipated loss of business even if the integration process is successful.

If we inappropriately value the assets we acquire or the value of the assets or businesses we acquire declines after we acquire them, the resulting charges may negatively affect the carrying value of the assets on our balance sheet and our earnings. In particular, in connection with such acquisition opportunities, we may be exposed to unknown or contingent liabilities of the businesses, assets and liabilities we acquire, and if these issues or liabilities exceed our estimates, our results of operations and financial condition may be materially negatively affected.

In addition, the performance of any assets or businesses we acquire may not match the historical performance of our other assets. We cannot guarantee you that the assets we acquire will perform at levels meeting our expectations. We may find that we overpaid for the acquired assets or that the economic conditions underlying our acquisition decision have changed. It may also take several quarters for us to fully integrate the newly acquired assets into our business, during which period our results of operations and financial condition may be negatively affected. Further, certain one-time expenses associated with such acquisitions may have a negative impact on our results of operations and financial condition.

Further, prices at which acquisitions can be made fluctuate with market conditions. We have experienced times during which acquisitions could not be made in specific markets at prices we considered acceptable, and we expect that we will experience this condition in the future. In addition, in order to finance an acquisition we may borrow funds, thereby increasing our leverage and diminishing our liquidity, or raise additional capital, which could dilute the interests of our existing shareholders. Also, it is possible that we will expend considerable resources in the pursuit of an acquisition that, ultimately, either does not close or is terminated.

With respect to joint ventures, we may enter into business arrangements or contractual agreements with the expectation of producing certain benefits or results. We cannot be certain that such arrangements will produce the anticipated results, and as a result, we cannot be certain that such joint ventures will perform as expected. If a joint venture or any arrangements we enter into in connection with a joint venture do not perform as expected, we may be required to commit more capital, resources or management time, which may cause us to forgo other business opportunities or impact our financial results.

If we incur additional indebtedness to finance an acquisition or joint venture, the subject business or asset may not be able to generate sufficient cash flow to service that additional indebtedness.

We cannot assure you that future acquisitions or joint ventures will not adversely affect our results of operations and financial condition.

Any joint venture investment could be adversely affected by a lack of sole decision-making authority, our reliance on our joint venture partners’ financial condition or any disputes that may arise between us and our joint venture partners.

Any joint venture investment may involve risks not present in wholly owned investments, including the following:

•

we may not have exclusive control over the financing, management and other aspects of a joint venture investment, which may prevent us from taking actions that are opposed by our joint venture partners;

•

we may be required to obtain prior consent from our joint venture partners for a sale or transfer to a third party of our interests in a joint venture investment, which could restrict our ability to dispose of our interest in a joint venture investment;

•

our joint venture partners might have interests or goals that are inconsistent with our interests or goals, and may be in a position to take actions contrary to our interests or otherwise impede our objectives;

•	our joint venture partners might become insolvent or bankrupt, which may increase our financial commitment to the joint venture;

•

any disputes that may arise between us and our joint venture partners could result in litigation that could increase our expenses and distract management from focusing their time and effort on our business; and

•	we may assume liabilities related to a joint venture investment that could exceed the percentage of our investment in such joint venture investment.

The pro forma financial statements incorporated by reference in this prospectus are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the RMS Acquisition or the ResCap Acquisition.

The pro forma financial statements incorporated by reference in this prospectus are presented for illustrative purposes only, are based on various adjustments and assumptions, and may not be an indication of our financial condition or results of operations following the RMS Acquisition or the ResCap Acquisition for several reasons. Our actual financial condition and results of operations following the RMS Acquisition or the ResCap Acquisition may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the RMS Acquisition or the ResCap Acquisition. Any potential decline in our financial condition or results of operations may cause significant variations in our stock price.

In addition, this offering is not conditioned upon completion of any of the Acquisitions and therefore investors should refer to our historical financial statements incorporated by reference in this prospectus when evaluating an investment in our common stock.

We may fail to realize the anticipated benefits of our acquisitions and joint venture investments, which could adversely affect the value of our common stock.

The success of our acquisitions and joint venture investments, including the Acquisitions, will depend, in part, on our ability to realize the anticipated benefits from such transactions. Our ability to realize these anticipated benefits is subject to certain risks including:

•	whether the acquired assets or businesses or joint ventures will perform as expected;

•	the possibility that we paid more than the value we will derive from the Acquisitions;

•	with respect to the completed RMS Acquisition and the S1L Acquisition specifically, the possibility that the market for reverse mortgages does not meet our expectations;

•	the reduction of our cash available for operations and other uses;

•	the incurrence of indebtedness to finance the Acquisitions; and

•	the assumption of certain known and unknown liabilities.

If we are delayed in achieving or are unable to successfully achieve the anticipated benefits of the Acquisitions or if the respective and/or collective businesses do not perform as expected, the value of our common stock may be adversely affected. It is possible that the integration of the businesses could result in the loss of key employees, the disruption of our ongoing businesses, unexpected integration issues, higher than expected integration costs and an overall post-closing integration process that takes longer than originally anticipated. Specifically, issues that must be addressed in the integration of our operations and to realize the anticipated benefits of the Acquisitions so the respective and/or collective business performs as expected, include, among other things:

•	harmonizing the companies’ operating practices, employee development and compensation programs, technology platforms, internal controls and other policies, procedures and processes;

•	maintaining existing agreements with customers and avoiding delays in entering into new agreements with prospective customers and suppliers; and

•	coordinating geographically dispersed organizations.

In addition, at times, the attention of certain members of the companies’ management and resources may be focused on the integration of the businesses of the two companies and diverted from day-to-day business operations, which may disrupt each of the companies’ ongoing business and the collective business.

There may be material changes to the laws, regulations, rules or practices applicable to reverse mortgage programs operated by FHA, HUD, Fannie Mae or Ginnie Mae which could materially adversely affect the reverse mortgage industry as a whole.

The reverse mortgage industry is largely dependent upon GSEs such as FHA, HUD, Ginnie Mae and Fannie Mae. There can be no guarantee that any or all of the GSEs will continue to participate in the reverse mortgage industry or that they will not make material changes to the laws, regulations, rules or practices applicable to reverse mortgage programs. The FHA, for example, stated in its annual report to Congress on November 16, 2012 and in recent correspondence to U.S. Senator Corker, chairman of the Senate Committee on Banking, Housing, and Urban Affairs, that it plans to eliminate the use of FHA’s standard fixed rate reverse mortgage program. In addition, GSEs’ participation in the reverse mortgage industry may be subject to economic and political changes that cannot be predicted. Any of the aforementioned circumstances could materially and adversely affect the performance of the RMS business and the value of our common stock.

We service reverse mortgages, which subjects us to additional risks and could have a material adverse effect on our business, liquidity, financial condition and results of operations.

As a result of the RMS Acquisition and the S1L Acquisition, we originate and service reverse mortgages. The reverse mortgage business is subject to substantial risks, including market, credit, interest rate, liquidity, operational, reputational and legal risks. A reverse mortgage is a loan available to seniors aged 62 or older that allows homeowners to borrow money against the value of their home. No repayment of the mortgage is required until the borrower dies or the home is sold. A deterioration of the market for reverse mortgages may reduce the number of reverse mortgages we service, reduce the profitability of reverse mortgages currently serviced by us and adversely affect our ability to sell reverse mortgages in the market. Although foreclosures involving reverse mortgages generally occur less frequently than forward mortgages, loan defaults on reverse mortgages leading to foreclosures may occur if borrowers fail to meet maintenance obligations or fail to pay real estate taxes or home insurance premiums. An increase in foreclosure rates may increase our cost of servicing. As a reverse mortgage servicer, we will also be responsible for funding any payments due to borrowers in a timely manner, remitting to investors interest accrued, and paying for interest shortfalls. Advances on reverse mortgages are typically greater than advances on forward residential mortgages. They are typically recovered upon weekly or monthly reimbursement or from sale in the market. In the event we receive requests for advances in excess of amounts we are able to fund, we may not be able to fund these advance requests, which could materially and adversely affect our liquidity. Finally, as a result of the RMS Acquisition and the S1L Acquisition, we are subject to negative headline risk in the event that loan defaults on reverse mortgages lead to foreclosures or even evictions of elderly homeowners. All of the above factors could have a material adverse effect on our business, liquidity, financial condition and results of operations.

Risks Related To Our Investments

We have historically invested in less-than-prime, non-conforming and other credit-challenged residential loans, which are subject to increased risks relative to prime loans.

Our existing portfolio includes less-than-prime residential loans and sub-performing and non-performing residential loans, which are subject to increased risks of loss. Loans may be, or may become, sub-performing or non-performing for a variety of reasons, including because the underlying property is too highly leveraged or the borrower falls upon financial distress, in either case, resulting in the borrower being unable to meet debt service obligations to us. Such sub-performing or non-performing loans may require a substantial amount of workout negotiations and/or restructuring, which may divert the attention of our senior management team from other activities and entail, among other things, a substantial reduction in the interest rate, capitalization of interest payments and a substantial write-down of the principal of our owned loans. However, even if such restructuring were successfully accomplished, a risk exists that the borrowers will not be able or willing to maintain the restructured payments or refinance the restructured loan upon maturity.

In addition, certain sub-performing or non-performing loans that we have acquired may have been originated by financial institutions that are or may become insolvent, suffer from serious financial stress or are no longer in existence. As a result, the standards by which such loans were originated, the recourse to the selling institution, and/or the standards by which such loans are being serviced or operated may be adversely affected. Further, loans on properties operating under the close supervision of a mortgage lender are, in certain circumstances, subject to certain additional potential liabilities that may exceed the value of our investment.

In the future, it is possible that we may find it necessary or desirable to foreclose on some of the residential loans that we have acquired, and the foreclosure process may be lengthy and expensive. Borrowers may resist mortgage foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including numerous lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong the foreclosure action and force the lender into a modification of the loan or a favorable buy-out of the borrower’s position. In some states, foreclosure actions can take several years to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process. Foreclosure may create a negative public perception of the related mortgaged property, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, costs or delays involved in the effectuation of a foreclosure or a liquidation of the underlying property further reduce the proceeds and thus increase costs and potential loss.

Whether or not we have participated in the negotiation of the terms of any such mortgages, there can be no assurance as to the adequacy of the protection of the terms of the loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted that might interfere with enforcement of our rights. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds upon sale of such real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss.

Whole loan mortgages are also subject to “special hazard” risk (property damage caused by hazards, such as earthquakes or environmental hazards, not covered by standard property insurance policies), and to bankruptcy risk (reduction in a borrower’s mortgage debt by a bankruptcy court). In addition, claims may be assessed against us on account of our position as mortgage holder or property owner, including responsibility for tax payments, environmental hazards and other liabilities, which could have a material adverse effect on our results of operations and financial condition.

We may not realize expected income from our portfolio.

Historically, we invested to generate current income. To the extent the borrowers default on interest or principal payments on the residential loans in which we have invested, we may not be able to realize income from our portfolio. Any income that we realize may not be sufficient to offset our expenses. Our inability to realize income from our portfolio would have a material adverse effect on our financial condition and results of operations and the trading price of our common stock.

Increases in interest rates could negatively affect the value of our portfolio, which could result in reduced earnings or losses.

We have historically invested directly in residential loans. Under a normal yield curve, an investment in these loans will decline in value if long-term interest rates increase. Declines in market value ultimately may reduce earnings or result in losses to us. A significant risk associated with our portfolio is the risk that long-term interest rates will increase significantly. If long-term rates were to increase significantly, the market value of our portfolio would decline, and the duration and weighted-average life of our portfolio would increase. While we plan to hold our portfolio to maturity, we could realize a loss if our portfolio were to be sold. Market values of our portfolio may decline without any general increase in interest rates for a number of reasons, such as increases in defaults, increases in voluntary prepayments for those residential loans that are subject to prepayment risk and widening of credit spreads.

Accounting rules for certain of our transactions continue to evolve, are highly complex, and involve significant judgments and assumptions. Changes in accounting interpretations or assumptions could impact our financial statements.

Accounting rules for determining the fair value measurement and disclosure of financial instruments are highly complex and involve significant judgment and assumptions. These complexities could lead to a delay in preparation of financial information and the delivery of this information to our stockholders. Changes in accounting interpretations or assumptions related to fair value could impact our financial statements and our ability to timely prepare our financial statements.

Borrowers with adjustable rate mortgage loans are especially exposed to increases in monthly payments and they may not be able to refinance their loans, which could cause delinquency, default and foreclosure and therefore adversely affect our business.

Borrowers with adjustable rate mortgage loans are exposed to increased monthly payments when the related mortgage loan’s interest rate adjusts upward from an initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. Borrowers with adjustable rate mortgage loans seeking to refinance their mortgage loans to avoid increased monthly payments as a result of an upwards adjustment of the mortgage loan’s interest rate may no longer be able to find available replacement loans at comparably low interest rates. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans, which may cause delinquency, default and foreclosure. Increased mortgage defaults and foreclosures may adversely affect our business as they reduce the number of mortgages we service.

Changes in prepayment rates due to changes in interest rates, government mortgage programs or other factors could result in reduced earnings or losses.

There are seldom any restrictions on borrowers’ abilities to prepay their residential loans. Homeowners tend to prepay residential loans faster when interest rates decline, in particular in the case of prime loans. Consequently, owners of the loans must reinvest prepayment proceeds at the lower prevailing interest rates. Conversely, homeowners tend not to prepay residential loans when interest rates increase. Consequently, owners of the loans are unable to reinvest prepayment proceeds at the higher prevailing interest rates.

In addition, changes to government mortgage programs could result in increased prepayment rates. For example, the Home Affordable Refinance Program is a federal government program designed to help eligible homeowners refinance their existing mortgage loans. The mortgage must be owned or guaranteed by a GSE, and applicants must be up-to-date on their mortgage payments but unable to obtain refinancing because the value of their homes has declined.

Any increase in prepayments could have a significant impact on our servicing fee revenues, our expenses and on the valuation of our MSRs as follows:

•

Revenue. If prepayment speeds increase, our servicing fees will decline more rapidly than anticipated because of the greater than expected decrease in the unpaid balance on which those fees are based. The reduction in servicing fees would be somewhat offset by increased float earnings because the faster repayment of loans will result in higher balances in the custodial accounts that generate the float earnings. Conversely, decreases in prepayment speeds drive increased servicing fees and lead to lower float balances and float earnings.

•

Expenses. Amortization of MSRs is one of our largest operating expenses. Since we amortize servicing rights in proportion to total expected income over the life of a portfolio, an increase in prepayment speeds leads to increased amortization expense as we revise downward our estimate of total expected income. Faster prepayment speeds will also result in higher compensating interest expense. Decreases in prepayment speeds lead to decreased amortization expense as the period over which we amortize MSRs is extended. Slower prepayment speeds also lead to lower compensating interest expense.

•

Valuation of MSRs. We base the price we pay for MSRs and the rate of amortization of those rights on, among other things, our projection of the cash flows from the related pool of mortgage loans. Our expectation of prepayment speeds is a significant assumption underlying those cash flow projections. If prepayment speeds were significantly greater than expected, the carrying value of our MSRs could exceed their estimated fair value. When the carrying value of MSRs exceeds their fair value, we are required to record an impairment charge which has a negative impact on our financial results.

The residential loans we service and/or have invested in are subject to delinquency, foreclosure and loss, which could result in reduced earnings.

Residential loans are typically secured by single-family residential property and are subject to risks of delinquency, foreclosure, and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. In the event of the bankruptcy of a residential loan borrower, the residential loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the residential loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a residential loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed residential loan.

Our real estate investments are subject to risks particular to real property.

We own assets secured by real estate and may own real estate in the future upon a default of residential loans. Real estate investments are subject to various risks, including:

•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and market conditions;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold;

•	condemnation; and

•	the potential for uninsured or under-insured property losses.

If any of these or similar events occurs, it may reduce our return from an affected property or investment and adversely affect our results of operations.

Insurance on residential loan collateral may not cover all losses.

There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors, including terrorism or acts of war, also might make the insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to the affected real property. Any uninsured loss could result in the loss of cash flow from, and the asset value of, the affected property.

We may be exposed to environmental liabilities with respect to properties to which we take title, which may in turn decrease the value of the underlying properties.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or we may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity or results of operations could be materially and adversely affected. In addition, an owner or operator of real property may become liable under various federal, state and local laws, for the costs of remediation of certain hazardous substances released on its property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of an underlying property becomes liable for remediation or other costs, the ability of the owner to make debt payments may be reduced, which in turn may adversely affect the value of the relevant mortgage-related assets held by us.

Risks Related To Our Common Stock

 Market interest rates may have an effect on the trading value of our shares.

One of the factors that investors may consider in deciding whether to buy or sell our common stock is our dividend rate as a percentage of our share price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher dividend rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and capital market conditions can affect the market value of our shares. For instance, if interest rates rise, it is likely that the market price of our shares will decrease as market rates on interest-bearing securities, such as bonds, increase.

Additionally, with the consummation of the Green Tree Acquisition, the Company no longer qualifies as a REIT. Consequently, we will no longer distribute a minimum of 90% of our taxable income each year as was required to maintain our REIT status. Instead, all future distributions, if any, will be made at the discretion of our Board of Directors and will depend on, among other things, our earnings, financial condition and liquidity, and such other factors as the Board of Directors deems relevant, as well as any contractual restrictions, including the covenants in our credit agreements that limit our ability to pay dividends.

Investing in our shares may involve a high degree of risk.

The investments we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, are subject to credit risk, interest rate, and market value risks, among others and therefore an investment in our shares may not be suitable for someone with lower risk tolerance.

The market price of our common stock may be volatile and you could lose all or part of your investment.

Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares. During the period from January 1, 2012 to February 12, 2013, our common stock ranged between a high of $49.67 per share to a low of $17.87 per share. The market price of our common stock has fluctuated significantly in the recent past and could fluctuate significantly in the future for various reasons, which include:

•	actual or anticipated fluctuations in our quarterly or annual earnings or those of other companies in our industry;

•	strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings;

•	changes in market valuations or operating performance of our competitors or companies similar to ours;

•	additions and departures of key personnel;

•

variance in our operating results and prospects from the expectations of public market analysts and investors, including changes in earnings estimates or recommendations by research analysts who track our common stock or the stocks of other companies in our industry;

•	changes in accounting standards, policies, guidance, interpretations or principles applicable to our business;

•	changes in federal and state laws and regulations applicable to our business;

•	general global macroeconomic conditions;

•	economic, financial, geopolitical, regulatory or judicial events that affect us or financial markets generally; and

•	risks enumerated elsewhere in this section.

The stock market has over the past several years experienced extreme price and volume fluctuations that have affected the market price of the shares of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our common stock or cause the market price for our common stock to fluctuate significantly in response to factors beyond our control and unrelated to our business. These fluctuations could materially reduce our stock price and the ability to sell shares of common stock.

We may issue shares of preferred stock with greater rights than our common stock.

Our charter authorizes our Board of Directors to issue one or more classes or series of preferred stock and set the terms of the preferred stock without seeking any further approval from our stockholders. Any preferred stock that is issued may rank ahead of our common stock in terms of dividends, liquidation rights, or voting rights. If we issue preferred stock, it may adversely affect the market price of our common stock, decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock. For a description of the preferred stock, see “Description of Capital Stock” below.

Our common stock will rank junior to all of our and our subsidiaries’ liabilities in the event of a bankruptcy, liquidation or winding up.

In the event of a bankruptcy, liquidation or winding up, our assets will be available to pay obligations on our common stock only after all of our existing liabilities have been paid. In addition, upon our voluntary or involuntary liquidation, dissolution or winding up, holders of common stock will share ratably in the assets remaining after payments to creditors senior to them in our capital structure. In the event of a bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities that rank senior to obligations owed to equity holders, to pay any amounts with respect to our common stock then outstanding.

Additional issuances of equity securities by us would dilute the ownership of our existing stockholders and could reduce our earnings per share, and may cause our common stock price to decline, which may negatively impact your investment.

We may issue equity in the future in connection with capital raisings, acquisitions, strategic transactions, or for other purposes. In particular, we issued 891,265 shares of our common stock as the Stock Consideration for the RMS Acquisition. In addition, additional shares of our common stock were recently issued in our October 2012 Common Stock Offering and may be issued upon conversion of the Convertible Notes issued in the Convertible Notes Offering. To the extent we issue substantial additional equity securities, the ownership of our existing stockholders would be diluted and our earnings per share could be reduced.

Issuance of substantial numbers of additional shares of our common stock, including in connection with future acquisitions, if any, or the perception that such issuance could occur, may cause prevailing market prices for our common stock to decline, which may negatively impact your investment.

Risks Related to Our Organization and Structure

Certain provisions of Maryland law could inhibit a change in our control.

Certain provisions of the Maryland General Corporation Law (the “MGCL”), may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change in our control under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then prevailing market price of such shares. We are subject to the “business combination’ provisions of the

MGCL that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of our then outstanding voting stock or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding stock) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder and, thereafter, imposes special appraisal rights and supermajority stockholder voting requirements on these combinations. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the Board of Directors of a corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our Board of Directors has by resolution exempted business combinations between us and any other person, provided that the business combination is first approved by our Board of Directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our Board of Directors does not otherwise approve a business combination, this statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

The “control share” provisions of the MGCL provide that “control shares” of a Maryland corporation (defined as shares which, when aggregated with all other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in the election of directors) acquired in a “control share acquisition” (defined as the acquisition of issued and outstanding “control shares,” subject to certain exceptions) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquirer of control shares, our officers and our employees who are also our directors. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

The “unsolicited takeover” provisions of the MGCL permit our Board of Directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement certain provisions if we have a class of equity securities registered under the Exchange Act and at least three independent directors. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in our control under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then current market price.

Our Board of Directors is divided into three classes of directors. Directors of each class are elected for three-year terms upon the expiration of their current terms, and each year one class of directors will be elected by our stockholders. The current terms of the three classes of directors expire in 2013, 2014 and 2015, respectively. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interests of our stockholders.

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

Our charter authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our Board of Directors may, without stockholder approval, classify or reclassify any unissued shares of common or preferred stock into other classes or series of shares and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our Board of Directors may establish a class or series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

Restrictions on transfer and ownership related to our former status as a REIT are no longer applicable leaving us susceptible to takeover. Provisions in our charter that limited beneficial or constructive ownership of our stock by any one person to 9.8% in value of our outstanding stock or 9.8% in value or in number of shares, whichever was more restrictive, of our outstanding common stock are no longer applicable as a result of our decision to no longer qualify as a REIT. This means that individuals or entities, or groups of individuals or entities, could acquire a controlling interest in our company and thereafter, adversely change our operations and/or strategies.

Tax Risks

Summary of U.S. federal income tax risks.

This summary of certain tax risks is limited to the U.S. federal income tax risks addressed below. Additional risks or issues may exist that are not addressed in this prospectus and that could affect the U.S. federal tax treatment of us or our stockholders. Investors are advised to consult with tax experts to fully assess their tax risks.

We no longer qualify for taxation as a REIT for United States federal income tax purposes, and there can be no assurance that the IRS will not challenge our previous REIT status.

Although we elected for United States federal income tax purposes to be treated as a real estate investment trust, or REIT, through December 31, 2010, as a result of the Green Tree Acquisition, we did not qualify as a REIT for 2011 or 2012, and we will not qualify as a REIT for our current taxable year or any year in the foreseeable future, and, as a result, we will be unable to claim the United States federal income tax benefits associated with REIT status. There can be no assurance that the Internal Revenue Service will not challenge our qualification as a REIT for previous years in which we elected REIT status. Although we believe we did qualify as a REIT in each such year, if the Internal Revenue Service were to successfully challenge our previous REIT status, we would suffer adverse United States federal income tax consequences.

We may be required to report taxable income from certain investments earlier than and possibly in excess of our realization of the economic income ultimately provided from them.

We are subject to U.S federal tax provisions that do not fully match reportable taxable income with the timing of our receipt of economic income.

Most of our installment and mortgage notes receivable have a tax basis considerably less than their principal balances as we were treated, for tax purposes only, as purchasing the assets we acquired at the spin-off at amounts less than outstanding principal. In addition, we have acquired debt instruments in the secondary market at prices less than their outstanding principal balances. This has resulted in a “market discount” under tax laws that provide for complicated and sometimes non-economic income recognition schemes.

We are required to periodically recognize as taxable interest a portion of this market discount. Our method of calculating these amounts is based on a determination of our effective yield on each applicable individual obligation as if we expect to collect the outstanding principal balance in full over its stated term. No adjustment is made to take into account expected prepayments, delinquencies or foreclosures; these events are given effect as they occur. If we ultimately collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a later taxable year.

Our loss mitigation activities have and will include negotiated modifications to debt obligations as alternatives to foreclosure. Under the tax law, “significant modifications” to debt having tax basis lower than outstanding principal can and do result in taxable income in excess of realized economic income. Many of our modifications will be “significant.” We are taking steps to minimize the unfavorable effects of these tax rules; as with market discount, we may not be able to benefit from any offsetting loss deductions in a later taxable year.

Risks Relating to Our Relationship with Walter Energy

We may have substantial additional liability for U.S. federal income tax allegedly owed by Walter Energy.

The Company was part of Walter Energy, consolidated group prior to the spin-off from Walter Energy on April 17, 2009. As such, the Company is jointly and severally liable with Walter Energy for any final taxes, interest and/or penalties owed by the Walter Energy consolidated group during the time that the Company was a part of the Walter Energy consolidated group. However, in connection with the spin-off of the Company’s business from Walter Energy, the Company and Walter Energy entered into a Tax Separation Agreement dated April 17, 2009 (the “Tax Separation Agreement”), pursuant to which Walter Energy is responsible for the payment of all federal income taxes (including any interest or penalties applicable thereto) of the consolidated group. Nonetheless, to the extent that Walter Energy is unable to pay any amounts owed, the Company could be responsible for any unpaid amounts including, according to Walter Energy’s most recent public filing on Form 10-Q, those related to the following:

•

The Internal Revenue Service, or IRS, has filed a proof of claim for a substantial amount of taxes, interest and penalties with respect to fiscal years ended August 31, 1983 through May 31, 1994. The public filing goes on to disclose that the issues have been litigated in bankruptcy court and that an opinion was issued by the court in June 2010 as to the remaining disputed issues. The filing further states that the amounts initially asserted by the IRS do not reflect the subsequent resolution of various issues through settlements or concessions by the parties. Walter Energy believes that those portions of the claim which remain in dispute or are subject to appeal substantially overstate the amount of taxes allegedly owed. However, because of the complexity of the issues presented and the uncertainties associated with litigation, Walter Energy is unable to predict the outcome of the adversary proceeding.

•

The IRS completed an audit of Walter Energy’s federal income tax returns for the years ended May 31, 2000 through December 31, 2005. The IRS issued 30-Day Letters to Walter Energy proposing changes for these tax years which Walter Energy has protested. Walter Energy’s filing states that the disputed issues in this audit period are similar to the issues remaining in the above-referenced dispute and therefore Walter Energy believes that its financial exposure for these years is limited to interest and possible penalties.

•

Walter Energy reports that the IRS has begun an audit of Walter Energy’s tax returns filed for 2006 through 2008, however, because the examination is ongoing, Walter Energy cannot estimate the amount of any resulting tax deficiency, if any. Walter Energy expects the IRS exam to conclude during 2012.

Walter Energy believes that all of its current and prior tax filing positions have substantial merit and intends to defend vigorously any tax claims asserted and that they believe that they have sufficient accruals to address any claims, including interest and penalties.

The Tax Separation Agreement also provides that Walter Energy is responsible for the preparation and filing of any tax returns for the consolidated group for the periods when the Company was part of the Walter Energy consolidated group. This arrangement may result in conflicts between Walter Energy and the Company. In addition, the spin-off of the Company from Walter Energy was intended to qualify as a tax-free spin-off under Section 355 of the Code. The Tax Separation Agreement provides generally that if the spin-off is determined not to be tax-free pursuant to Section 355 of the Code, any taxes imposed on Walter Energy or a Walter Energy shareholder as a result of such determination (“Distribution Taxes”) which are the result of the acts or omissions of Walter Energy or its affiliates, will be the responsibility of Walter Energy. However, should Distribution Taxes result from the acts or omissions of the Company or its affiliates, such Distribution Taxes will be the responsibility of the Company. The Tax Separation Agreement goes on to provide that Walter Energy and the Company shall be jointly liable, pursuant to a designated allocation formula, for any Distribution Taxes that are not specifically allocated to Walter Energy or the Company. To the extent that Walter Energy is unable or unwilling to pay any Distribution Taxes for which it is responsible under the Tax Separation Agreement, the Company could be liable for those taxes as a result of being a member of the Walter Energy consolidated group for the year in which the spin-off occurred. The Tax Separation Agreement also provides for payments from Walter Energy in the event that an additional taxable dividend is required to cure a REIT disqualification from the determination of a shortfall in the distribution of non-REIT earnings and profits made immediately following the spin-off. As with Distribution Taxes, the Company will be responsible for this dividend if Walter Energy is unable or unwilling to pay.

The Tax Separation Agreement between us and Walter Energy allocates to us certain tax risks associated with the spin-off of the  financing division and the Merger and imposes other obligations that may affect our business.

Walter Energy effectively controlled all of our tax decisions for periods during which we were a member of the Walter Energy consolidated U.S. federal income tax group and certain combined, consolidated, or unitary state and local income tax groups. Under the terms of the Tax Separation Agreement between Walter Energy and Walter Investment Management LLC, or WIM, dated April 17, 2009, WIM generally computes WIM’s tax liability for purposes of its taxable years ended December 31, 2008 and April 16, 2009, on a stand-alone basis, but Walter Energy has sole authority to respond to and conduct all tax proceedings (including tax audits) relating to WIM’s U.S. federal income and combined state returns, to file all such returns on WIM’s behalf and to determine the amount of WIM’s liability to (or entitlement to payment from) Walter Energy for such periods. This arrangement may result in conflicts of interests between us and Walter Energy. In addition, the Tax Separation Agreement provides that if the spin-off is determined not to be tax-free pursuant to Section 355 of the Code, WIM (and therefore we) generally will be responsible for any taxes incurred by Walter Energy or its stockholders if such taxes result from certain of our actions or omissions or for a percentage of any such taxes that are not a direct result of either our or Walter Energy’s actions or omissions based upon a designated allocation formula. Additionally, to the extent that Walter Energy was unable to pay taxes, if any, attributable to the spin-off and for which it is responsible under the Tax Separation Agreement, we could be liable for those taxes as a result of WIM being a member of the Walter Energy consolidated group for the year in which the spin-off occurred. Moreover, the Tax Separation Agreement obligates WIM to take certain tax positions that are consistent with those taken historically by Walter Energy. In the event we do not take such positions, we could be liable to Walter Energy to the extent our failure to do so results in an increased tax liability or the reduction of any tax asset of Walter Energy.

We may have liability for losses resulting from Walter Energy’s failure to properly construct homes on which we held and/or serviced mortgages.

In connection with the spin-off of our business from Walter Energy, we entered into a Joint Litigation Agreement with Walter Energy pursuant to which each party agreed to be responsible for any claims or litigation arising out of our respective historical businesses; i.e., Walter Energy remained responsible for claims related to homebuilding and we agreed to be responsible for claims related to mortgage servicing and insurance. From time to time, owners of homes constructed by Walter Energy subsidiaries refuse to make payments on their mortgages based on claims that their homes were improperly constructed. To the extent this results in a loss, it is our position that, pursuant to the Joint Litigation Agreement, Walter Energy is responsible for such loss. In light of the current economic conditions in the U.S., homeowners in increasing numbers are seeking to avoid paying their mortgages and may make claims of faulty construction in order to avoid such payments. To the extent that Walter Energy is unwilling to pay these claims, we may be forced to pursue these claims against Walter Energy under the Joint Litigation Agreement. Should we be unsuccessful in our pursuit of such claims, or should Walter Energy be unable to pay the claims, the losses would be our responsibility; and should the number of such claims increase materially in number, there could be a material adverse effect on our business.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. The selling stockholders will receive all of the net proceeds from this offering. See “Selling Stockholders.”

DETERMINATION OF OFFERING PRICE

This offering is being made solely to allow the selling stockholders to offer and sell shares of our common stock to the public. The selling stockholders may offer for resale some or all of their shares at the time and price that they choose. On any given day, the price per share is likely to be based on the market price of our common stock, as quoted on the NYSE on the date of sale, unless shares are sold in private transactions. Consequently, we cannot currently determine the price at which the shares offered for resale pursuant to this prospectus may be sold.

PRICE RANGE OF COMMON STOCK

Prior to January 23, 2013, our common stock was publicly traded on the NYSE MKT exchange (the “NYSE MKT”) under the symbol “WAC.” On January 23, 2013, our listing was transferred to, and began trading on, the NYSE under its current WAC symbol. The following table presents quarterly information on the price range of our common stock. This information indicates the high and low sales prices, on a per share basis, for each recent fiscal quarter reported by NYSE MKT or NYSE, as applicable.

	High	Low
2013
First quarter (through February 12, 2013)	$49.67	40.25
2012
First quarter ended March 31	$24.33	$17.88
Second quarter ended June 30	23.59	17.87
Third quarter ended September 30	39.95	21.56
Fourth quarter ended December 31	48.33	37.33
2011
First quarter ended March 31	$20.22	$14.78
Second quarter ended June 30	22.22	15.87
Third quarter ended September 30	27.91	18.50
Fourth quarter ended December 31	26.97	20.08
2010
First quarter ended March 31	$16.81	$13.56
Second quarter ended June 30	18.99	15.00
Third quarter ended September 30	18.00	15.58
Fourth quarter ended December 31	18.44	16.51

On February 12, 2013, the last reported sale price of our common stock on the NYSE was $47.20 per share. As of February 12, 2013, there were 167 holders of record of our common stock.

DIVIDEND POLICY

The following table sets forth the cash dividends declared on each share of our common stock for the periods indicated.

Cash Dividends Declared Per Share
2012
First quarter ended March 31	$—
Second quarter ended June 30	—
Third quarter ended September 30	—
Fourth quarter ended December 31	—
2011
First quarter ended March 31	$—
Second quarter ended June 30	—
Third quarter ended September 30	0.22
Fourth quarter ended December 31	—
2010
First quarter ended March 31	$—
Second quarter ended June 30	0.50
Third quarter ended September 30	0.50
Fourth quarter ended December 31	1.00

Upon the consummation of the Green Tree Acquisition, we no longer qualified as a REIT. Consequently, effective January 1, 2011, we are no longer required to distribute a minimum of 90% of our taxable income each year in order to maintain our REIT status. We currently do not pay dividends. Any future dividend distributions will be made at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition and liquidity, and such other factors as the Board of Directors deems relevant, as well as any contractual restrictions which we are now, or may in the future be, subject to, including certain covenants in our credit agreements that limit our ability to pay dividends.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

Effective January 1, 2012, we adopted the FASB ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, as amended by ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. These updates revise the manner in which entities present comprehensive income (loss) in their financial statements. The following table revises historical information to illustrate the new presentation required by this pronouncement for the periods presented.

Statement of Comprehensive Income (Loss) Data:	Year Ended December 31,
(In thousands)	2011	2010	2009

Net income (loss)	$(69,295)	$37,068	$113,779
Other comprehensive income (loss) before taxes
Excess of postretirement benefits liability	(1,248)	(483)	(543)
Net amortization of realized gain on closed hedges	(154)	(280)	(299)
Unrealized gain on available-for-sale security in other assets	36	19	189

Other comprehensive loss before taxes	(1,366)	(744)	(653)
Income tax benefit for items of other comprehensive loss	(531)	(52)	(849)

Other comprehensive income (loss)	(835)	(692)	196

Total comprehensive income (loss)	$(70,130)	$36,376	$113,975

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

TO NON-U.S. HOLDERS

The following is a summary of United States federal income and estate tax consequences to a non-U.S. holder (as defined below) of the purchase, ownership and disposition of our common stock as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset.

A “non-U.S. holder” means a beneficial owner of our common stock (other than a partnership) that for United States federal income tax purposes is not any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the common stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Dividends

Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of the non-U.S. holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Gain on Disposition of Common Stock

Any gain realized on the disposition of our common stock generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Federal Estate Tax

Common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Additional Withholding Requirements

Under recently enacted legislation and administrative guidance, the relevant withholding agent may be required to withhold 30% of any dividends paid after December 31, 2013 and the proceeds of a sale of our common stock occurring after December 31, 2016 paid to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements.

SELLING STOCKHOLDERS

The following table sets forth information with respect to the selling stockholders and the shares of our common stock beneficially owned by the selling stockholders as of February 12, 2013 that may from time to time be offered or sold pursuant to this prospectus. The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will, in fact, sell any or all of such shares of common stock. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

On November 1, 2012 we completed the RMS Acquisition. Pursuant to the Purchase Agreement, we agreed, among other things, to file a shelf registration statement covering the resale on a delayed or continuous basis of the common stock received by, JAM Special Opportunities Fund, L.P., RM Servicing Holdings, LLC and the other selling stockholders in the RMS Acquisition. This prospectus covers 891,265 shares of our common stock that may be offered for resale by the selling stockholders named in this prospectus and the persons to whom the selling stockholders may transfer their shares and validly assign their rights under the Purchase Agreement. On November 1, 2012, the selling stockholders also entered into the Lockup Agreement, pursuant to which the selling stockholders are restricted from effecting certain transfers of, or entering into other arrangements with respect to, their respective shares of our common stock for specified periods of time. See “Prospectus Summary—Recent Developments—Acquisition and Investment Activities—Reverse Mortgage Solutions Acquisition.”

Information below with respect to beneficial ownership has been furnished by the selling stockholders and we have not sought to verify such information. Except as stated in the footnotes below, none of the selling stockholders or their affiliates, officers, directors and principal equity holders have held any position or office or have had any material relationship with us or any of our predecessors or affiliates within the past three years.

The following table sets forth information with respect to the selling stockholders and the shares of our common stock beneficially owned by the selling stockholders that may from time to time be offered or sold pursuant to this prospectus. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus or a post-effective amendment to the registration statement to which this prospectus relates if and when necessary. The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provide the information set forth in the table below.

	Number of Shares Beneficially Owned Before the Offering		Maximum Number of Shares Being Offered Hereby	Number of Shares Beneficially Owned After the Offering(1)
Name of Selling Stockholder	Number	Percent(2)	Number	Number	Percent

JAM Special Opportunities Fund, L.P.	234,660	0.62%	234,660	0	0%
RM Servicing Holdings, LLC	184,047	0.49%	184,047	0	0%
Seymour Jacobs	36,810	0.10%	36,810	0	0%
Tommy Moore, Jr.	4,601	0.01%	4,601	0	0%
Robert D. Yeary	62,503	0.17%	62,503	0	0%
The Yeary Family Trust D	62,502	0.17%	62,502	0	0%
H. Marc Helm	153,071	0.41%	153,071	0	0%

	Number of Shares Beneficially Owned Before the Offering		Maximum Number of Shares Being Offered Hereby	Number of Shares Beneficially Owned After the Offering(1)
Name of Selling Stockholder	Number	Percent(2)	Number	Number	Percent

Kevin J. Gherardi	153,071	0.41%	153,071	0	0%

(1)	For purposes of this table only, we have assumed that each selling stockholder will sell all of its shares of common stock offered by this prospectus.
(2)	Calculated based on rule 13d-3(d)(1)(i) of the Exchange Act using 36,887,378 shares of common stock outstanding as of February 12, 2013.

In accordance with the Purchase Agreement, we will pay all filing fees and all of our other expenses incurred in connection with the registration and resale of the selling stockholders’ shares being offered hereunder. The selling stockholders will pay any underwriting discounts and brokerage commissions and their other expenses incurred in connection with such registration and resale. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholders may be required to make because of any of those liabilities.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, or the MGCL, and our charter and bylaws which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 90,000,000 shares of common stock having a par value of $0.01 per share and up to 10,000,000 shares of preferred stock, par value $0.01 per share. As of February 12, 2013, 36,887,378 shares of our common stock were issued and outstanding, all of which have been duly authorized, fully paid and nonassessable, and no shares of preferred stock were issued and outstanding. Under Maryland law, our stockholders are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

Voting Rights

Subject to the rights of any other class or series of our stock and any provisions of our charter regarding restrictions on ownership and transfer of our stock, each outstanding share of our common stock will entitle the holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors, and the holders of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors, which means that the stockholders entitled to cast a majority of the votes entitled to be cast in the election of directors will be entitled to elect all of the directors then standing for election, and the remaining stockholders may not be able to elect any directors. Directors are elected by a plurality of the votes cast in the election of directors.

Dividends

Subject to the preferential rights of any other class or series of our stock, the holders of our common stock generally will be entitled to receive dividends on such stock out of assets legally available for distribution to our stockholders when, and if, authorized by our board of directors and declared by us. All future distributions, if any, will be made at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition and liquidity, and such other factors as the board of directors deems relevant, as well as any contractual restrictions, including the covenants in our credit agreements that limit our ability to pay dividends.

Liquidation, Dissolution and Winding Up

In the event of our dissolution, liquidation, or winding up, whether voluntary or involuntary, holders of our common stock will be entitled to share ratably in our net assets or funds that are legally available for distribution to our stockholders after satisfaction of our liabilities or after adequate provision has been made therefor, subject to the rights of any holders of our preferred stock, if any, outstanding at that time.

Preemptive Rights

Holders of our common stock will have no preference, conversion, exchange, sinking fund or redemption rights and will have no preemptive rights to subscribe for any of our securities. Holders of our common stock will have no appraisal rights unless our board of directors determines that such rights apply to one or more transactions occurring after the date of such determination in connection with which such holders would otherwise be entitled to exercise appraisal rights.

All of our outstanding shares of common stock have been fully paid and are nonassessable. Any additional shares of common stock that we issue will be fully paid and nonassessable.

Transfer Agent

The transfer agent and registrar with respect to our common stock is Computershare Trust Company, N.A., whose address is 250 Royall Street, Canton, MA 02021 and whose telephone number is 781-575-2000.

Listing

Our common stock is listed on the NYSE under the symbol, “WAC.”

Preferred Stock

With respect to the issuance of preferred stock, our charter authorizes our board of directors to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series of preferred stock, and the number of shares constituting any such class or series and the designation thereof. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock, and may have the effect of delaying, deferring or preventing a change of control of us.

Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws

Classification of our Board of Directors

Our charter provides that the number of our directors may be established only by our board of directors pursuant to our bylaws but may not be fewer than the minimum number required under the MGCL. Our bylaws further provide that the number of directors may not be more than 11. Pursuant to our charter, our board of directors is divided equally, or as nearly equally as possible, into three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Holders of shares of our common stock do not have the right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of our shares of common stock entitled to vote are able to elect all of the successors of the class of directors whose terms expire at the meeting.

The classified board provision in our charter could have the effect of making the replacement of incumbent directors more time consuming and difficult. Two separate meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. The staggered terms of directors may delay, defer, or prevent a tender offer or an attempt to take control of us, even though a tender offer or a change of control may be in your best interests.

Except as may be provided in the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by the remaining directors, and any directors elected by the board of directors to fill a vacancy will serve for the remainder of the full term of the class of directorship in which the vacancy occurred.

Removal of Directors

A director may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors (except for cause and by a substantial affirmative vote) and filling the vacancies created by the removal with their own nominees.

Business Combinations

Under the MGCL, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	eighty percent of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation voting together as a single voting group; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution excepted business combinations between us and any other person, provided that the business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time.

Changes to the Charter; Approval of Extraordinary Actions

Under Maryland law, a Maryland corporation generally cannot amend its charter, merge, consolidate, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these actions by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter.

Our charter provides that the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter will be required to approve amendments to certain provisions of our charter relating to (i) the terms of our common stock, (ii) the power of our board of directors to increase or decrease the number of directors, the filling of vacancies on our board of directors, the election of directors by preferred stockholders, the removal of directors and the classification of our board, (iii) the indemnification and exculpation of our directors and officers, (iv) advance notice of stockholder proposals, and (v) the vote required to approve charter amendments and extraordinary transactions.

Our charter provides that any other charter amendments or extraordinary actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Action by Stockholders

Under the MGCL and our charter and bylaws, stockholder action can only be taken at an annual or a special meeting of stockholders or by a unanimous written or electronic consent in lieu of a meeting. Our bylaws provide that the annual meeting of stockholders may be held on any date and at any time set by our board of directors. Our bylaws permit the chairman of the board, the president, the chief executive officer, or our board of directors to call a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders, and require our corporate secretary to call a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of stockholders on the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting accompanied by the information required by our bylaws.

Changes to the Bylaws

Our board of directors has the exclusive power to adopt, alter, or repeal any provision of our bylaws and to make new bylaws.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to, directly or indirectly, exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiror does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain conditions and limitations, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision that exempts from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or by a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board be filled only by the affirmative vote of a majority of the remaining directors in office and such director shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions of our charter and bylaws unrelated to Subtitle 8, we (i) have a classified board, (ii) vest in the board the exclusive power to fix the number of directors, by vote of a majority of the entire board, and (iii) require, unless called by our chairman of the board, our president, our chief executive officer or the board, the request of stockholders entitled to cast a majority of votes entitled to be cast on a matter to call a special meeting to act on such matter. We have elected to be subject to the provisions of Subtitle 8 that require a two-thirds vote of stockholders to remove a director, vest in the board of directors the exclusive power to fill vacancies on the board and provide that any director elected to fill a vacancy on the board will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualifies.

Special Meetings of the Stockholders

Our chairman, president, chief executive officer or board of directors may call a special meeting of our stockholders. A special meeting of our stockholders to act on any matter that may properly be brought before a meeting of stockholders also will be called by our corporate secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. Our corporate secretary will be required to inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder will be required to pay such estimated cost to our corporate secretary prior to the preparation and mailing of any notice for such special meeting.

Advance Notice of Director Nomination and New Business

Pursuant to our charter and bylaws, a stockholder seeking to nominate an individual for election as a director or propose other business to be conducted at an annual meeting of our stockholders is required to provide notice to our corporate secretary. Our bylaws provide that, at any annual meeting of stockholders, nominations of individuals for election to our board of directors and proposals of business to be considered by stockholders may be made only (i) pursuant to the Company’s notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who was a stockholder of record at the time of provision of notice and at the time of the meeting, is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business and who has complied with the advance notice procedures of our bylaws. The stockholder generally must provide notice to our corporate secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of directors at the preceding year’s annual meeting.

Only the business specified in our notice of meeting may be brought before any special meeting of stockholders. Our bylaws provide that nominations of individuals for election to our board of directors at a special meeting of stockholders may be made only (i) by or at the direction of our board of directors or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any stockholder of record at the time of provision of the notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws. Such stockholder will be entitled to nominate one or more individuals, as the case may be, for election as a director if the stockholder’s notice, containing the information required by our bylaws, is delivered to our corporate secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of (i) the 90th day prior to such special meeting or (ii) the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees of our board of directors to be elected at the meeting.

Appraisal Rights

Holders of shares of our stock are not entitled to exercise any rights of an objecting stockholder except in connection with certain transactions subject to the Maryland business combination or control share acquisition statute or unless our board of directors determines that such rights apply to one or more transactions occurring after the date of such determination in connection with which such holders would otherwise be entitled to exercise appraisal rights.

Limitation of Liability

Under Maryland law, our stockholders generally will not be personally liable for our obligations solely as a result of their status as stockholders.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision that limits the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty which is established by a final judgment and is material to the cause of action. Our charter contains a provision that will limit, to the maximum extent permitted by Maryland statutory or decisional law, the liability of our directors and officers to us and our stockholders for money damages.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in that capacity unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, will be limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter and bylaws require, to the maximum extent permitted by Maryland law, that the Company indemnify and pay or reimburse the reasonable expenses in advance of the final disposition of a proceeding of (i) any present or former director or officer and (ii) any individual who, while a director or officer and, at the Company’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee from and against any claim or liability to which he or she may become subject or which he or she may incur by reason of his or her service in any of the foregoing capacities. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and any of our or our predecessor’s employees or agents.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws

The business combination statute may discourage others from trying to acquire more than 10% of our voting stock without the advance approval of our board of directors, and may substantially delay or increase the difficulty of consummating any transaction with or change in control of us. Because we can exempt transactions from the business combination statute, the business combination statute will not interfere with a merger or other business combination approved by our board of directors. The power of our board of directors to authorize us to classify and reclassify unissued common stock or preferred stock, and authorize us to issue classified or reclassified shares, also could have the effect of delaying, deferring or preventing a change in control or other transaction.

Our classified board and our election to be subject to the provisions of Subtitle 8 relating to the removal of directors and filling of vacancies on the board of directors prevent our stockholders from removing incumbent directors except for cause and upon a substantial affirmative vote and from filling any vacancies created by such removal with their own nominees. Because our board of directors will be classified, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. These provisions could have the effect of making the removal and replacement of our incumbent directors more time-consuming and difficult and may delay, defer or prevent a proxy contest, tender offer or other attempt to change control of us.

These provisions of the MGCL and those contained in our charter and bylaws discussed above, including the supermajority vote that will be required to amend certain provisions of our charter, the advance notice provisions and the procedures that stockholders will be required to follow to request a special meeting, alone or in combination, could have the effect of delaying, deferring or preventing a proxy contest, tender offer, merger or other change in control of us that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders, and could increase the difficulty of consummating any offer.

PLAN OF DISTRIBUTION

The selling stockholders, including their permitted transferees, pledgees or donees or their successors, may from time to time offer and sell the shares of our common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions from the selling stockholders or the purchasers of the shares of our common stock. These discounts, commissions or concessions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The shares of our common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These prices will be determined by the selling stockholders or by agreement between such selling stockholders and underwriters, broker-dealers or agents. The aggregate proceeds to the selling stockholders from the sale of the shares of our common stock offered by them will be the purchase price of the shares of our common stock less discounts, commissions and concessions, if any. The selling stockholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The sales described above may be effected in transactions:

•	on any national securities exchange or quotation service on which the shares of our common stock may be listed at the time of sale;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options; or

•	any combination of such methods of sale.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sale of any shares of our common stock, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of shares of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver such shares to close out its short positions, or loan or pledge such shares to broker-dealers that in turn may sell such securities.

In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of our common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock may be deemed to be underwriting discounts or commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to statutory liabilities, including liability under Sections 11 and 12 of the Securities Act and Rule 10b-5 under the Exchange Act. Each such selling stockholder has acknowledged that it understands its obligation to comply, and it has agreed to comply, with the prospectus delivery and other provisions of the Securities Act and the Exchange Act, particularly Regulation M (or any successor rule or regulation).

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares of our common stock. The selling stockholders may ultimately not sell all, and conceivably may not sell any, of the shares of our common stock offered by them under this prospectus or any prospectus supplement. In addition, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus or any prospectus supplement. Furthermore, the shares of common stock covered by this prospectus, which qualify for sale pursuant to Rule 144 of the Securities Act and may be sold under Rule 144 rather than pursuant to this prospectus or any applicable prospectus supplement.

To the extent required, the specific shares of our common stock to be sold, the name of any selling stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement to which this prospectus relates.

We have agreed, among other things, to pay all filing fees and all of our other expenses incurred in connection with the registration and resale of the shares being offered by this prospectus. The selling stockholders will pay all underwriting discounts and commissions and its other expenses. We estimate that our total expenses associated with the offering of shares of our common stock by the selling stockholders will be approximately $335,492. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholders may be required to make because of any of those liabilities.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, will pass on the validity of the common stock sold in this offering and certain other matters of Maryland law.

EXPERTS

The consolidated financial statements of Walter Investment Management Corp. and subsidiaries appearing in Walter Investment Management Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2011 and the effectiveness of Walter Investment Management Corp.’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered certified public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The Statements of Assets to be Acquired and Liabilities Assumed of Certain Servicing & Origination Operations, a Component of Residential Capital, LLC, (the “Component”) as of September 30, 2012 and December 31, 2011, and the related Statements of Revenues and Direct Operating Expenses for the nine-month period ended September 30, 2012 and each of the two years in the period ended December 31, 2011 incorporated in this Prospectus by reference from the Current Report on Form 8-K of Walter Investment Management Corp. filed on February 6, 2013 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on such financial statements and includes an explanatory paragraph regarding the proposed transaction). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited historical financial statements of GTCS Holdings LLC appearing in Walter Investment Management Corp.’s Current Report on Form 8-K/A, dated August 29, 2011, have been so incorporated in reliance upon the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Reverse Mortgage Solutions, Inc. and subsidiaries appearing in Walter Investment Management Corp.’s Current Report (Form 8-K) filed on October 15, 2012 have been audited by McConnell & Jones, LLP, independent auditors, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We have filed a registration statement on Form S-3 with the SEC relating to the shares of common stock covered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC.

You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You also are able to obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website. Our filings with the SEC are also available to the public through the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We make available free of charge on the Investor Relations section of our website (http://investor.walterinvestment.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. We intend to make available to our stockholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document we have separately filed with the SEC. Any information referred to in this way is considered part of this prospectus, and any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the shares of common stock by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC so long as the registration statement of which this prospectus is a part remains effective (other than information furnished pursuant to Item 2.02 and Item 7.01 and any related exhibits of any Current Report on Form 8-K, unless expressly stated otherwise therein):

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (filed on March 9, 2012), including the information specifically incorporated by reference in our Annual Report on Form 10-K from our definitive Proxy Statement on Schedule 14A (filed on April 3, 2012) (File No. 001-13417);

•

Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2012 (filed on May 9, 2012), for the quarterly period ended June 30, 2012 (filed on August 9, 2012) and for the quarterly period ended September 30, 2012 (filed on November 8, 2012) (File No. 001-13417);

•

Our Current Reports on Form 8-K or Form 8-K/A filed on August 29, 2011, January 13, 2012, February 3, 2012, March 5, 2012, April 3, 2012, May 8, 2012, May 25, 2012, July 6, 2012, July 20, 2012, September 4, 2012, September 6, 2012, September 11, 2012, October 15, 2012, October 16, 2012, October 19, 2012, October 23, 2012, October 25, 2012, November 7, 2012, November 8, 2012, November 8, 2012, November 27, 2012, December 4, 2012, January 7, 2013, January 10, 2013, January 17, 2013, January 24, 2013, February 6, 2013 and February 7, 2013 (other than information furnished pursuant to Item 2.02 and Item 7.01 and any related exhibits of any Current Report on Form 8-K, unless expressly stated otherwise therein) (File No. 001-13417);

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on January 17, 2013 (File No. 001-13417), and any amendment or report filed for the purpose of updating such description; and

•

All documents that we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 and Item 7.01 and any related exhibits of any Current Report on Form 8-K, unless expressly stated otherwise therein) after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Walter Investment Management Corp., at 3000 Bayport Drive, Suite 1100, Tampa, FL 33607. You also may contact us at (813) 421-7600 or visit our website at http://www.walterinvestment.com for copies of those documents. Our website and the information contained on or accessible through our website are not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase our common stock.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses incurred or expected to payable by us in connection with the sale and distribution of the securities being registered. We will bear all filing fees and all of our other expenses incurred in connection with the registration and resale of the securities being registered. The selling stockholders will pay all underwriting discounts and commissions and their other expenses. All amounts except the SEC registration fee are estimated.

Securities and Exchange Commission Registration Fee	$5,492
Printing Expenses	$30,000
NYSE Listing Fee	$0
Transfer Agent Fee	$0
Accounting Fees and Expenses	$160,000
Legal Fees and Expenses	$135,000
Miscellaneous	$5,000
Total	$335,492

Item 15.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision that limits the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty which is established by a final judgment and is material to the cause of action. Our charter contains a provision that will limit, to the maximum extent permitted by Maryland statutory or decisional law, the liability of our directors and officers to the Company and its stockholders for money damages.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in that capacity unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, will be limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

The Company’s charter and bylaws require, to the maximum extent permitted by Maryland law, that the Company indemnify and pay or reimburse the reasonable expenses in advance of the final disposition of a proceeding of (a) any present or former director or officer and (b) any individual who, while a director or officer and, at the Company’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee from and against any claim or liability to which he or she may become subject or which he or she may incur by reason of his or her service in any of the foregoing capacities. The Company’s charter and bylaws also permits it to indemnify and advance expenses to any individual who served its predecessor in any of the capacities described above and any employee or agent of Company or its predecessor.

The Company has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

In connection with the Company’s existing indemnification procedures and policies and the rights provided for by the Company’s charter and bylaws, the Company has executed indemnification agreements with its directors and certain of its executive officers. Pursuant to those agreements, to the fullest extent permitted by the laws of the State of Maryland, the Company has agreed to indemnify those persons against any threatened, pending or completed action, inquiry, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the indemnified person is or was a director, officer, employee or agent of the Company, or while serving as a director or officer, is or was serving at the Company’s request as a director, officer, employee or agent (which, for purposes of the indemnification agreements, includes a trustee, partner, manager, managing member, fiduciary or a position of similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The indemnification provided by these agreements is from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified person or on his or her behalf in connection with the action, suit or proceeding and any appeal therefrom, but shall not be provided if it is established that an act or omission of the indemnified person was material to the matter giving rise to the action, suit or proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, the indemnified person actually received an improper personal benefit of money, property or services or, with respect to any criminal action, suit or proceeding, the indemnified person had reasonable cause to believe the indemnified person’s conduct was unlawful. Under these indemnification agreements, such persons are similarly indemnified in their capacities as officers and/or directors of entities we directly or indirectly control.

Reference is made to the Company’s Articles of Amendment and Restatement and its Bylaws which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Registration Statement on Form S-3 and are incorporated herein by reference.

Item 16.	Exhibits.

Following is a complete list of exhibits filed as part of this Registration Statement, which are incorporated herein.

Exhibit No.	Notes	Description of Exhibit

4.1	(1)	Articles of Amendment and Restatement, effective April 17, 2009

4.2	(2)	Bylaws, effective April 17, 2009

4.3	*	Specimen Common Stock Certificate

4.4	(3)	Stock Purchase Agreement, dated as of August 31, 2011, by and among Reverse Mortgage Solutions, Inc., Walter Investment Management Corp. and the sellers party thereto and the exhibits thereto

5.1	*	Opinion of Venable LLP, regarding the legality of the securities being registered

23.1	*	Consent of Ernst & Young LLP, regarding the financial statements of Walter Investment Management Corp.

23.2	*	Consent of PricewaterhouseCoopers LLP, regarding the financial statements of GTCS Holdings LLC

23.3	*	Consent of Deloitte & Touche LLP, regarding the financial statements of Residential Capital LLC

Exhibit No.	Notes	Description of Exhibit

23.4	*	Consent of McConnell & Jones, LLP, regarding the consolidated financial statements of Reverse Mortgage Solutions, Inc. and subsidiaries

23.5	*	Consent of Venable LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney (included on the signature page to the Registration Statement)

*	Filed herewith.
(1)	Incorporated herein by reference to Exhibit 10.1.25 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2009 (File No. 001-13417).
(2)	Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2009 (File No. 001-13417).
(3)	Incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2012 (File No. 001-13417).

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made a post-effective amendment to this registration statement;

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs 1(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the in the City of Tampa, State of Florida, on February 13, 2013.

WALTER INVESTMENT MANAGEMENT CORP.

By:	/s/ MARK J. O’BRIEN
	Name:	Mark J. O’Brien
	Title:	Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, a Maryland corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Stuart D. Boyd and Kimberly A. Perez, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on February 13, 2013.

Signature	Title

/s/ Mark J. O’Brien	Chairman of the Board and Chief Executive Officer
Mark J. O’Brien	(Principal Executive Officer)

/s/ Charles E. Cauthen	Chief Financial Officer
Charles E. Cauthen	(Principal Financial Officer)

/s/ Kimberly A. Perez	Chief Accounting Officer
Kimberly A. Perez	(Principal Accounting Officer)

/s/ Steven R. Berrard	Director
Steven R. Berrard

/s/ Ellyn L. Brown	Director
Ellyn L. Brown

/s/ Denmar J. Dixon	Director
Denmar J. Dixon

/s/ Alvaro G. de Molina	Director
Alvaro G. de Molina

/s/ William J. Meurer	Director
William J. Meurer

/s/ James L. Pappas	Director
James L. Pappas

/s/ Shannon E. Smith	Director
Shannon E. Smith

/s/ Michael T. Tokarz	Director
Michael T. Tokarz